                                                                   Exhibit 4.1

Execution Copy

================================================================================


                                  TEVECAP S.A.



                          12-5/8% Senior Notes due 2004


                   =========================================

                                    INDENTURE

                          Dated as of November 26, 1996

                   =========================================


                            THE CHASE MANHATTAN BANK,

                                     Trustee


                                CHASE TRUST BANK,

                             Principal Paying Agent

================================================================================

                             CROSS-REFERENCE TABLE

TIA                                                               Indenture
Section                                                           Section
-------                                                           -------

310(a)(1)         ..............................                    7.10
   (a)(2)         ..............................                    7.10
   (a)(3)         ..............................                    N.A.
   (a)(4)         ..............................                    N.A.
   (b)            ..............................                    7.8; 7.10
   (c)            ..............................                    N.A.
311(a)            ..............................                   7.11
   (b)            ..............................                   7.11
   (c)            ..............................                    N.A.
312(a)            ..............................                    7.1
   (b)            ..............................                   11.3
   (c)            ..............................                   11.3
313(a)            ..............................                    7.6
   (b)(1)         ..............................                    N.A.
   (b)(2)         ..............................                    7.6
   (c)            ..............................                    7.6
   (d)            ..............................                    7.6
314(a)            ..............................                    4.2
                                                                    4.17; 11.2
   (b)            ..............................                    N.A.
   (c)(1)         ..............................                   11.4
   (c)(2)         ..............................                   11.4
   (c)(3)         ..............................                    N.A.
   (d)            ..............................                    N.A.
   (e)            ..............................                   11.5
   (f)            ..............................                   4.17
315(a)            ..............................                    7.1
   (b)            ..............................                    7.5; 11.2
   (c)            ..............................                    7.1
   (d)            ..............................                    7.1
   (e)            ..............................                    6.11
316(a)(last sentence)...........................                   11.6
   (a)(1)(A)      ..............................                    6.5
   (a)(1)(B)      ..............................                    6.4
   (a)(2)         ..............................                    N.A.
   (b)            ..............................                    6.7
317(a)(1)         ..............................                    6.8
   (a)(2)         ..............................                    6.9

   (b)            ..............................                    2.8
318(a)            ..............................                   11.1

                  N.A. means Not Applicable.


----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----


ARTICLE I         Definitions and Incorporation by Reference.................1
      SECTION 1.1.   Definitions.............................................1
      SECTION 1.2.   Other Definitions......................................25
      SECTION 1.3.   Incorporation by Reference of Trust Indenture Act......25
      SECTION 1.4.   Rules of Construction..................................26

ARTICLE II        The Securities............................................26
      SECTION 2.1.   Title and Terms; Form..................................26
      SECTION 2.2.   Denominations..........................................28
      SECTION 2.3.   Execution, Authentication, Delivery and Dating.........28
      SECTION 2.4.   Temporary Securities...................................30
      SECTION 2.5.   Registration, Registration of Transfer and Exchange....31
      SECTION 2.6.   Mutilated, Destroyed, Lost and Stolen Securities.......34
      SECTION 2.7.   Payment of Interest; Interest Rights Preserved.........34
      SECTION 2.8.   Paying Agents; Discharge of Payment Obligations;
                        Indemnity of Holders................................36
      SECTION 2.9.   Persons Deemed Owners..................................37
      SECTION 2.10.  Cancellation...........................................37
      SECTION 2.11.  Computation of Interest................................38
      SECTION 2.12.  Legal Holidays.........................................38
      SECTION 2.13.  CUSIP and CINS Numbers.................................38
      SECTION 2.14.  Book-Entry Provisions for Global Securities............39
      SECTION 2.15.  Special Transfer Provisions............................41
      SECTION 2.16.  Money for Security Payments To be Held in Trust........44
      SECTION 2.17   Securityholder Lists...................................46
      SECTION 2.18   Outstanding Securities.................................46

ARTICLE III       Redemption................................................47
      SECTION 3.1.   Notices to Trustee.....................................47
      SECTION 3.2.   Selection of Securities To Be Redeemed.................47
      SECTION 3.3.   Notice of Redemption...................................47
      SECTION 3.4.   Effect of Notice of Redemption.........................48
      SECTION 3.5.   Deposit of Redemption Price............................49
      SECTION 3.6.   Securities Redeemed in Part............................49

                                                                          Page
                                                                          ----


ARTICLE IV        Covenants.................................................49
      SECTION 4.1.   Payment of Securities..................................49
      SECTION 4.2.   SEC Reports............................................50
      SECTION 4.3.   Limitation on Indebtedness.............................51
      SECTION 4.4.   Limitation on Restricted Payments......................53
      SECTION 4.5.   Limitation on Restrictions on Distributions from
                        Restricted Subsidiaries.............................55
      SECTION 4.6.   Limitation on Sales of Assets and Subsidiary Stock.....56
      SECTION 4.7.   Limitation on Affiliate Transactions...................59
      SECTION 4.8.   Change of Control......................................60
      SECTION 4.9.      Limitation on Liens.................................61
      SECTION 4.10.  Limitation on Sales of Capital Stock of Restricted
                        Subsidiaries........................................62
      SECTION 4.11.  Limitation on Designations of Special Restricted
                        Subsidiaries........................................62
      SECTION 4.12.  Limitation on Designations of Unrestricted
                        Subsidiaries........................................63
      SECTION 4.13.  Limitations on Investments in Unrestricted
                        Subsidiaries........................................63
      SECTION 4.14.  Business of the Company; Restrictions on Transfers of
                        Existing Business...................................64
      SECTION 4.15.  Payment of Additional Amounts..........................64
      SECTION 4.16.  Shareholder Commitments................................67
      SECTION 4.17.  Compliance Certificate.................................68
      SECTION 4.18.  Further Instruments and Acts...........................68
      SECTION 4.19.  Maintenance of Office or Agency........................68

ARTICLE V         Successor Company.........................................69
      SECTION 5.1.   When Company May Merge or Transfer Assets..............69

ARTICLE VI        Defaults and Remedies.....................................71
      SECTION 6.1.   Events of Default......................................71
      SECTION 6.2.   Acceleration...........................................74
      SECTION 6.3.   Other Remedies.........................................74
      SECTION 6.4.   Waiver of Past Defaults................................74
      SECTION 6.5.   Control by Majority....................................75
      SECTION 6.6.   Limitation on Suits....................................75
      SECTION 6.7.   Rights of Holders to Receive Payment...................76
      SECTION 6.8.   Collection Suit by Trustee.............................76
      SECTION 6.9.   Trustee May File Proofs of Claim.......................76

                                                                          Page
                                                                          ----


      SECTION 6.10.  Priorities.............................................76
      SECTION 6.11.  Undertaking for Costs..................................77

ARTICLE VII       Trustee...................................................77
      SECTION 7.1.   Duties of Trustee......................................77
      SECTION 7.2.   Rights of Trustee......................................78
      SECTION 7.3.   Individual Rights of Trustee...........................79
      SECTION 7.4.   Trustee's Disclaimer...................................79
      SECTION 7.5.   Intentionally Omitted..................................79
      SECTION 7.6.   Reports by Trustee to Holders..........................79
      SECTION 7.7.   Compensation and Indemnity.............................80
      SECTION 7.8.   Replacement of Trustee.................................81
      SECTION 7.9.   Successor Trustee by Merger............................82
      SECTION 7.10.  Eligibility; Disqualification..........................82
      SECTION 7.11.  Preferential Collection of Claims Against Company......83

ARTICLE VIII      Discharge of Indenture; Defeasance........................83
      SECTION 8.1.   Discharge of Liability on Securities; Defeasance.......83
      SECTION 8.2.   Conditions to Defeasance...............................84
      SECTION 8.3.   Application of Trust Money.............................86
      SECTION 8.4.   Repayment to Company...................................86
      SECTION 8.5.   Indemnity for U.S. Government Obligations..............86
      SECTION 8.6.   Reinstatement..........................................87

ARTICLE IX        Amendments................................................87
      SECTION 9.1.   Without Consent of Holders.............................87
      SECTION 9.2.   With Consent of Holders................................88
      SECTION 9.3.   Compliance with Trust Indenture Act....................89
      SECTION 9.4.   Revocation and Effect of Consents and Waivers..........89
      SECTION 9.5.   Notation on or Exchange of Securities..................90
      SECTION 9.6.   Trustee To Sign Amendments.............................90

ARTICLE X         Subsidiary Guarantee......................................90
      SECTION 10.1.  Subsidiary Guarantee...................................90
      SECTION 10.2.  Limitation on Liability................................92
      SECTION 10.3.  Successors and Assigns.................................93
      SECTION 10.4.  No Waiver..............................................93
      SECTION 10.5.  Right of Contribution..................................93

      SECTION 10.6.  No Subrogation.........................................94
      SECTION 10.7.  Additional Subsidiary Guarantors.......................94
      SECTION 10.8.  Modification...........................................94

ARTICLE XI        Miscellaneous.............................................95
      SECTION 11.1.  Trust Indenture Act Controls...........................95
      SECTION 11.2.  Notices................................................95
      SECTION 11.3.  Communication by Holders with other Holders............96
      SECTION 11.4.  Certificate and Opinion as to Conditions Precedent.....97
      SECTION 11.5.  Statements Required in Certificate or Opinion..........97
      SECTION 11.6.  When Securities Disregarded............................97
      SECTION 11.7.  Rules by Trustee, Paying Agent and Registrar...........98
      SECTION 11.8.  Legal Holidays.........................................98
      SECTION 11.9.  Governing Law..........................................98
      SECTION 11.10. No Recourse Against Others.............................98
      SECTION 11.11. Successors.............................................98
      SECTION 11.12. Multiple Originals.....................................98
      SECTION 11.13. Variable Provisions....................................99
      SECTION 11.14. Qualification of Indenture.............................99
      SECTION 11.15. Table of Contents; Headings............................99
      SECTION 11.16. Agent for Service; Submission to Jurisdiction; Waiver
                        of Immunities.......................................99
      SECTION 11.17. Currency of Account; Conversion of Currency;
                        Foreign Exchange Restrictions......................100

      EXHIBIT A      Form of Initial Security
      EXHIBIT B      Form of Exchange Security
      EXHIBIT C      Form of Certificate to be Delivered in Connection with
                     Transfers to Non-QIB Institutional Accredited Investors
      EXHIBIT D      Form of Certificate to be Delivered in Connection with
                     Transfers Pursuant to Regulation S
      EXHIBIT E      Form of Certificate for Transfer from Offshore
                     Global Security to U.S. Global Security

            INDENTURE, dated as of November 26, 1996, among TEVECAP S.A., a sociedad anonima organized under the laws of the Federative Republic of Brazil (the "Company"), the Subsidiary Guarantors (as defined herein), The Chase Manhattan Bank, a New York banking corporation (the "Trustee") and Chase Trust Bank, as Principal Paying Agent.

            Each of the Company and the Subsidiary Guarantors agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of the Company's 125/8% Senior Notes due 2004 (the "Initial Securities") and, if and when issued in exchange for Initial Securities as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 125/8% Senior Notes due 2004 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"):

                                   ARTICLE I

                  Definitions and Incorporation by Reference

            SECTION 1.1. Definitions.

            "Abril Credit Facility" means the Revolving Credit Facility, dated December 6, 1995, between the Company and Abril S.A., as lender, as amended, refinanced or replaced from time to time.

            "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, which Indebtedness was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

            "Additional Amounts" shall have the meaning specified in Section 4.15(a) hereof.

            "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.6 and 4.7, "Affiliate" shall also include any beneficial owner of shares representing 10.0% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof, and for the purposes of Section 4.7 only, shall include
(i) Bell Canada, (ii) Canbras Communications Corp., (iii) Canbras Participacoes Ltda., (iv) Canbras TVA Cabo Ltda., (v) TV Cabo Santa Branca Comercio Ltda. and
(vi) Galaxy Latin America.

            "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property, services or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary, (ii) a disposition of inventory, services or accounts receivable in the ordinary course of business consistent with market practice,
(iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Subsidiaries and that is disposed of in each case in the ordinary course of business, and
(iv) a disposition by Galaxy Brasil of up to 25.0% of its Capital Stock to Hughes Communications GLA and Darlene Investments, a member of the Cisneros Group, or their respective affiliates, pursuant to the Galaxy Latin America Partnership Agreement as it exists on the Issue Date.

            "Attributable Indebtedness" in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

            "Business Day" means each day which is not a Legal Holiday.

            "California Broadcast Center" means the California Broadcast Center LLC, the owner of an uplink center located in Long Beach, California, which provides certain uplink services to Galaxy Latin America.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and Disqualified Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

            "Cash Equivalents" means, at any time, (i) any direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America or the Federative Republic of Brazil (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America or the Federative Republic of Brazil is pledged and which are not callable or redeemable at the issuer's option, each with a maturity of 180 days or less from the date of acquisition; (ii) certificates of deposit, money market deposit accounts and acceptances with a maturity of 180 days or less from the date of acquisition of any financial institution that is a Brazilian regulated Bank or a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million (or the US dollar equivalent); and (iii) commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company or any of its Subsidiaries and is organized under the laws of any state of the United States or the District of Columbia whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency.

            "Change of Control" means the occurrence of any of the following events:

      (i) an event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes after the date of issuance of the Securities the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Indenture), of more than 35.0% of the total voting power of all Voting Stock of the Company outstanding;

      (ii) (A) another corporation merges into the Company or the Company consolidates with or merges into any other corporation or (B) the Company conveys, transfers or leases all or substantially all its assets to any person or group (other than any conveyance, transfer or lease between the Company and a Wholly-Owned Subsidiary of the Company), in each case, in one transaction or a series of related transactions with the effect that a person or group other than one or more Permitted Holders becomes the "beneficial owner" of more than 35.0% of all Voting Stock of the Company then outstanding;

      (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (or equivalent governing body) of the Company (together with any new Directors (or equivalent persons) whose election by the Company's Board of Directors (or equivalent governing body), or whose nomination for election by such entity's shareholders, was approved by a vote of a majority of the Directors (or equivalent persons) then still in office who were either Directors (or equivalent persons) at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors (or equivalent persons) then in office; or

      (iv) the Permitted Holders collectively shall fail to beneficially own at least 35.0% of all Voting Stock of the Company then outstanding.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" or "SEC" means the United States Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two of its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President or a Vice President or its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Consolidated Income Tax Expense" means, with respect to any Person, for any period the aggregate of the federal, state, local and foreign income tax expense of such Person and its Subsidiaries for such period, on a consolidated basis as determined in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) the net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock of the Company or a Wholly-Owned Restricted Subsidiary, (viii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income
(loss) of any Person if such Person is not a Restricted Subsidiary, except that
(A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries which are not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, 15th floor, New York, NY 10001-2697, Attention: Global Trust Services - International Service Delivery.

            "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from October 1, 1996 to the end of the Company's most recently ended full fiscal quarter for which financial statements are available prior to such date, taken as a single accounting period.

            "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from October 1, 1996 to the end of the Company's most recently ended full fiscal quarter for which financial statements are available prior to such date, taken as a single accounting period.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "CVM" means the Comissao de Valores Mobiliarios, the equivalent of the Commission in Brazil.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

            "Equipment Agreements" means the Equipment Lease Agreement, dated as of July 30, 1996, between Citibank N.A., as lessor, and Galaxy Brasil, as lessee, and related agreements, and the Equipment Sale and Leaseback Agreement, dated as of July 30, 1996, between Citibank N.A., as lessor, and Galaxy Brasil, as lessee, and related agreements, as each such agreement may be amended, supplemented or otherwise modified from time to time.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "EximBank Credit Agreement" mean the Credit Agreement to be entered into among the Company, The Chase Manhattan Bank, as lender, and the Export-Import Bank of the United States, as amended, supplemented or otherwise modified from time to time.

            "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction. The Fair Market Value of any asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors provided to the Trustee; provided that, solely for purposes of Section 4.6(a)(i) the Company shall be deemed not to have received Fair Market Value for an Asset Disposition unless (a) in the event such Asset Disposition involves an aggregate amount in excess of $2.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such Asset Disposition, if any, and (b) in the event such Asset

Disposition involves an aggregate amount in excess of $20.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing in the United States that such Asset Disposition is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view (except that no such opinion shall be required in connection with a public offering of common stock of a Restricted Subsidiary either (A) registered under the Securities Act and/or (B) registered with the CVM and listed on the Sao Paulo Stock Exchange or Rio de Janeiro Stock Exchange).

            "Galaxy Brasil" means Galaxy Brasil S.A., a Restricted Subsidiary of the Company on the Issue Date.

            "Galaxy Brasil Subscribers" means, as of any date, the number of subscribers to the pay television services offered by Galaxy Brasil, excluding subscribers who have paid an installation fee to Galaxy Brasil at such date but who are awaiting installation of such services.

            "Galaxy Latin America" means Galaxy Latin America, a Delaware general partnership in which the Company holds a 10% equity interest on the Issue Date.

            "Galaxy Latin America Partnership Agreement" means the Partnership Agreement, dated February 13, 1995, as in effect on the Issue Date, among Galaxy Brasil and a unit of Hughes Electronics, a member of the Cisneros Group and a subsidiary of Grupo MVS.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect on the Issue Date.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term

"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Security Registrar's books.

            "Incur" or "incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations of such Person and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person; provided, however, that in no event shall Indebtedness include Trade Payables not overdue or being contested in good faith. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Indebtedness to Annualized Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date plus, without duplication, the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company (excluding any such Disqualified Stock (x) held by the Company or a Wholly-Owned Restricted Subsidiary of the Company or (y) outstanding on the Issue Date), to (ii) Operating Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available prior to such date multiplied by four, determined on a pro forma basis (and after giving pro forma effect to (A) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such period; (B) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period); (C) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such period; and (D) any acquisition or disposition by the Company and its Restricted Subsidiaries (or by any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period). For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company.

            "Indemnification Agreement" means the Indemnification Agreement to be entered into among the Company, Galaxy Latin America, Hughes Communications GLA and affiliates thereof, California Broadcast Center, TVA Communications Ltd., Darlene Investments, Inversiones Divtel, D.T., C.A., Grupo Frecuencia Modulada Television and Grupo MVS.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

            "Issue Date" means the date on which the Initial Securities are originally issued.

            "Legal Holiday" has the meaning ascribed in Section 11.8.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Minority Investment" means any Investment by the Company or any Restricted Subsidiary in an entity or Person in which the Company or such Restricted Subsidiary owns or controls 50.0% or less of the total voting power of the Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of any such entity or Person.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

            "Newly-Licensed Service Area" means a service area in which (i) such Special Restricted Subsidiary is licensed to provide any of Cable or MMDS service and (ii) neither the Company nor any Restricted Subsidiary is then licensed to provide such Cable or MMDS service in such service area on the Issue Date.

            "Non-U.S. person" means a person who is not a U.S. person, as defined in Regulation S.

            "Offering Memorandum" means the Offering Memorandum dated November 21, 1996 relating to the Initial Securities.

            "Officer" means the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company, as applicable.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Offshore Global Security" shall have the meaning set forth in
Section 2.1 hereof.

            "Offshore Physical Security" shall have the meaning set forth in
Section 2.1 hereof.

            "Operating Cash Flow" means, for any period, the Consolidated Net Income (Loss) of the Company and its Restricted Subsidiaries for such period, plus, without duplication, (i) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (ii) Consolidated Income Tax Expense, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense (income), net, plus (iv) Other nonoperating (expenses) income, net (v) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss) (including amortization of goodwill and other intangibles) (other than non-cash charges which require an accrual or reserve for cash charges in future periods), less (vi) non-cash items increasing Consolidated Net Income (Loss) of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and excluding the amortization of deferred sign-on and hook-up fee revenue).

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Paying Agent" means any person authorized by the Company to pay the principal, premium, if any, interest (or Additional Amounts) on any Securities on behalf of the Company. The Company may so authorize a principal Paying Agent and one or more co-Paying Agents.

            "Permitted Business" means (i) the delivery or distribution of television, radio, paging or other telecommunications services in Latin America and Portugal and (ii) any business or activity reasonably related thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date, the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (i) of this definition, the development or acquisition of rights to programming for delivery or distribution in accordance with clause (i) of this definition and any other business involving voice, data or video telecommunications services.

            "Permitted Holders" means each of Abril S.A., Falcon International Communications LLC, Falcon International Communications L.P., Falcon International Communications (Bermuda) L.P., The Hearst Corporation, ABC, Inc. and Chase Manhattan International Finance Ltd. and any entity of which any of the foregoing, individually or collectively, beneficially owns more than 50.0% of the Voting Stock.

            "Permitted Investment" means (i) an Investment by the Company or any of its Restricted Subsidiaries in the Company or a Restricted Subsidiary of the Company or a Person which will, upon making such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (ii) any Investment in the California Broadcast Center by the Company or a Restricted Subsidiary in an amount not to exceed $10.0 million and, upon the repayment in full of such Investment by the California Broadcast Center to the Company, the Investment of such amount in Galaxy Latin America; and (iii) Temporary Cash Investments.

            "Permitted Liens" means, (i) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP; (ii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (iii) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) judgment or attachment Liens against the Company or any of its Restricted Subsidiaries not giving rise to an Event of Default; (vi) Liens arising by operation of law;
(vii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary of the Company; (viii) Liens securing Indebtedness Incurred by the Company in compliance with Section 4.3(b)(i); (ix) Liens on property and assets (together with accounts receivable arising from such property and assets) of Galaxy Brasil acquired with the proceeds of Indebtedness Incurred by Galaxy Brasil in compliance with Section 4.3(b)(viii) or with the proceeds of other Indebtedness Incurred in compliance with this Indenture, provided that such Liens may not secure Indebtedness exceeding an amount equal to the greater of (A) the amount permitted to be Incurred pursuant to Section 4.3(b)(viii) and (B) an amount equal to the Operating Cash Flow of Galaxy Brasil for the four most recent fiscal quarters for which financial statements are available prior to the date of Incurrence; (x) Liens on real or personal property of the Company or a Restricted Subsidiary of the Company acquired, constructed or constituting improvements made after the Issue Date to secure Purchase Money Indebtedness Incurred after the Issue Date in compliance with the Indenture; provided, that
(A) such Liens do not extend to any assets other than the assets so acquired,
(B) such Liens shall be created no later than 10 days after the acquisition of such assets and (C) the principal amount of such Indebtedness secured by such a Lien does not exceed 80% of such purchase price or cost of construction or improvement of the property subject to such Lien; (xi) Liens existing on the Issue Date; (xii) the pledge by the Company (A) to the other members of Galaxy Latin America of warrants and promissory notes it holds in the California Broadcast Center to secure its obligations under the Equipment Agreements and the contribution agreement to be entered into in connection with the SurFin Guarantee and the pledge of such warrants and promissory notes, together with the equity interest it holds of Galaxy Latin America, to secure its tax indemnity obligations under the Indemnification Agreement and (B) to Falcon International of the shares of Capital Stock of the Company purchased with Put Promissory Notes; and (xiii) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses
(vii), (viii), (ix), (x) and (xi) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under the definition of Refinancing Indebtedness.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

            "Physical Security" shall have the meaning set forth in Section 2.1 hereof.

            "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.6 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

            "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions or improvements.

            "Put Promissory Notes" means any promissory notes which may be issued by the Company to Falcon International pursuant to the Stockholders Agreement, as amended, in the event the Indenture prohibits the Company from purchasing shares of Capital Stock held by such stockholder; provided that (a) such notes have been expressly subordinated in right of payment in full to the Securities (including principal, interest and premium, if any, and as a consequence of any repurchase, redemption, or other repayment of the Securities, by way of optional redemption, Asset Sale Offer or Change of Control Offer to the extent any applicable rights to repayment are exercised by the Securityholders), (b) such notes are not Guaranteed by any of the Company's Subsidiaries and are not secured by any Lien on any property or asset of the Company or any Restricted Subsidiary (other than by the pledge of the shares of Capital Stock of the Company purchased with Put Promissory Notes), (c) such notes do not have a Stated Maturity of principal or any redemption or repurchase or other similar provision (upon a default or otherwise) earlier than a date at least one year after the final Stated Maturity of the Securities; and (d) such notes bear interest at a rate consistent with the terms of the Stockholders Agreement, as amended; provided, further, that payments of interest on such notes may be made solely to the extent Restricted Payments in like amount may then be made in accordance with Section 4.4, with any such interest payment being included in the calculation of whether the conditions of Section 4.4(a)(z) have been met with respect to any subsequent Restricted Payments.

            "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

            "Redemption Date" means the date specified by the Company in a notice delivered pursuant to Section 3.3 as the date on which the Company has elected to redeem Securities pursuant to paragraph 5 or 6 of the Securities.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that (i) in respect of Indebtedness having a Stated Maturity after the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) in respect of Indebtedness having a Stated Maturity prior to the Stated Maturity of the Securities, the Refinancing Indebtedness bears an interest rate materially lower than that of the Indebtedness being refinanced, (iii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iv) such Refinancing Indebtedness is

Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accredited value) then outstanding of the Indebtedness being refinanced and (v) the Refinancing Indebtedness shall be subordinated or pari passu (whichever is applicable) in right of payment to the Securities to the same extent as the Indebtedness being refinanced is subordinated or pari passu in right of payment to the Securities; provided, further, that Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary which refinances Indebtedness of the Company or Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary. Notwithstanding the foregoing, in the case of Indebtedness represented by obligations described in clause (iv) of the definition of "Indebtedness," the re-incurrence of such Indebtedness within 60 days after the repayment thereof shall be deemed to be Refinancing Indebtedness for purposes of this definition; provided, however, that it otherwise complies with the terms of this definition and that the amount of such Indebtedness deemed to be Refinancing Indebtedness hereunder shall not exceed $50.0 million at any one time.

            "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

            "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated November 26, 1996 among the Company, the Subsidiary Guarantors, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc. and Bozano, Simonsen Securities, Inc. (the "Initial Purchasers").

            "Regulation S" means Regulation S under the Securities Act.

            "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Person owning such property transfers such property to another Person and leases it back from such Person.

            "Securities" means the Securities issued under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to the Global Securities (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

            "Senior Credit Facility" means any senior credit facility (whether a term or a revolving facility) as such credit facility may be amended, modified, supplemented, restated or replaced from time to time.

            "Shareholder Commitments" shall have the meaning specified in
Section 4.16 hereof.

            "Shelf Registration Statement" has the meaning ascribed thereto in the Registration Rights Agreement.

            "Significant Equity Offering" means either (i) a public offering of Common Stock of the Company either (A) registered under the Securities Act and/or (B) registered with the CVM and listed on the Sao Paulo Stock Exchange or Rio de Janeiro Stock Exchange or (ii) an offering on behalf of the Company pursuant to Rule 144A under the Securities Act of Common Stock of the Company to 100 or more beneficial holders if such Common Stock is thereafter included for trading privileges in the PORTAL trading system of Nasdaq.

            "Special Restricted Subsidiary" means any Restricted Subsidiary of the Company that has been designated by the Board of Directors, by a Board Resolution delivered to the Trustee, as a Special Restricted Subsidiary and as to which there has not been an effective revocation, in each case in accordance with Section 4.11.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable.

            "Stockholders Agreement" means the Stockholders Agreement dated December 6, 1995, by and among the Company, Robert Civita, Abril S.A., Harpia Holdings Limited, Curupia Holdings Limited, Falcon International Communications Ltd., Hearst/ABC Video Services II and Cable Participacoes Ltda, as it has been amended to date.

            "Strategic Investor" means any Person engaged in a Permitted Business that as of the date of determination has a Total Equity Market Capitalization of at least $1.0 billion.

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

            "Subordinated Shareholder Loans" means Indebtedness of the Company for money borrowed from a shareholder beneficially owning at least 5.0% of the issued and outstanding shares of common stock of the Company (or any Affiliate of such shareholder), provided that (A) such Indebtedness (and any refinancing thereof) has been expressly subordinated in right of payment to the prior payment in full of all Indebtedness (including principal, interest and premium, if any, under the Securities and this Indenture) of the Company (including as a consequence of any repurchase, redemption or other repayment of the Securities, by way of optional redemption, Asset Sale Offer, or Change of Control Offer to the extent any applicable rights to repayment are exercised by the Securityholders), (B) such Indebtedness (and any refinancing thereof) is not Guaranteed by any of the Company's Subsidiaries and is not secured by any Lien on any property or asset of the Company or any Restricted Subsidiary, (C) such Indebtedness (and any refinancing thereof) does not have a Stated Maturity of principal or any redemption or repurchase or other similar provision (upon a default or otherwise) earlier than a date at least one year after the final Stated Maturity of the Securities and (D) such Indebtedness bears interest at a rate consistent with prevailing market practice for subordinated loans (as certified to the Trustee in an Officers' Certificate); provided further that payments of interest on such Indebtedness (and any refinancing thereof) may be made solely to the extent Restricted Payments in like amount may then be made in accordance with Section 4.4, with any such interest payment being included in the calculation of whether the conditions of Section 4.4(a)(z) have been met with respect to any subsequent Restricted Payments.

            "Subsidiary" of any Person means any corporation, association, partnership, joint venture or other business entity (i) of which more than 50.0% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (A) such Person, (B) such Person and one or more Subsidiaries of such Person or (C) one or more Subsidiaries of such Person and (ii) which is controlled by such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

            "Subsidiary Guarantors" means each Subsidiary of the Company in existence on the Issue Date and each Restricted Subsidiary created or acquired by the Company after the Issue Date and which becomes a party hereto pursuant to
Section 10.7.

            "Subsidiary Guarantee" means the Guarantee of the Securities by the Subsidiary Guarantors set forth in Article X, a notation of which shall be endorsed on the Securities in the form attached hereto as part of Exhibits A and B.

            "SurFin Guarantee" means the Guarantee, dated as of September 18, 1996, by the Company in favor of Citicorp USA, Inc. as such guarantee may be amended, modified, supplemented or restated from time to time.

            "Taxes" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

            "Taxing Authority" means the government of the Federative Republic of Brazil or of Japan or any state of the Federative Republic of Brazil or of Japan or any political subdivision or territory or possession of the government of the Federative Republic of Brazil or of Japan or any jurisdiction in which the Company or a Subsidiary Guarantor is engaged in business for tax purposes or is resident for withholding tax purposes or, in all such instances, any authority or agency therein or thereof having power to tax.

            "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Total Equity Market Capitalization" of any Person means, as of any date of determination, the product of (i) the aggregate number of outstanding shares of Common Stock of such Person on such date (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average closing price of such Common Stock over the 20 consecutive trading days immediately preceding such date. If no such closing price exists with respect to shares of any such class, the value of such shares shall be determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person (including letters of credit issued in respect thereof) arising in the ordinary course of business in connection with the acquisition of either (x) current assets as characterized in accordance with GAAP or (y) services which are currently expensed in accordance with GAAP.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the Restricted Securities legend set forth in Exhibit A hereof.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with Section 4.12 and (ii) any Subsidiary of an Unrestricted Subsidiary.

            "US Dollar Equivalent" means, with respect to any monetary amount in a currency other than the US dollar at any one time for the determination thereof, the amount of US dollars obtained by converting such foreign currency involved in such computation into US dollars at the spot rate for the purchase of US dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two business days prior to such determination. For purposes of determining whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any Affiliate Transaction can be undertaken (a "Tested Transaction"), the

"US Dollar Equivalent" of such Indebtedness, Investment or Affiliate Transaction shall be determined on the date incurred, made or undertaken and no subsequent change in the US Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of the Indenture.

            "U.S. Global Security" shall have the meaning set forth in Section
2.1 hereof.

            "US Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "U.S. Physical Security" shall have the meaning set forth in Section
2.1 hereof.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Wholly-Owned Subsidiary" means a Subsidiary of the Company, at least 95.0% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary of the Company.


            SECTION 1.2.  Other Definitions.

                                                                    Defined in
                                                                    ----------
            Term                                                     Section

      "Affiliate Transaction"..................................       4.7
      "Agent Member"...........................................  2.14(a)
      "Bankruptcy Law".........................................       6.1
      "covenant defeasance option".............................   8.1(b)
      "Custodian"..............................................       6.1
      "Event of Default".......................................       6.1
      "Global Security"........................................       2.1
      "legal defeasance option"................................   8.1(b)
      "Restricted Payment".....................................       4.4
      "Security Register"......................................       2.5
      "Security Registrar".....................................       2.5
      "Successor Company"......................................       5.1

            SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                  ARTICLE II

                                The Securities

            SECTION 2.1. Title and Terms; Form. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to US$250,000,000 in aggregate principal amount of Initial Securities and Exchange Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.3, 2.4, 2.5, 2.6, 3.6, 4.6, 4.8 or 9.5.

            The Securities shall be known and designated as the "125/8 Senior Notes due 2004" of the Company. The final Stated Maturity of the Securities shall be November 26, 2004, and the Securities shall bear interest at the rate of 125/8% per annum (as adjusted pursuant to the Registration Rights Agreement) from the Issue Date or from the most recent interest payment date to which interest has been paid, as the case may be, payable semi-annually on May 26 and November 26, in each year, commencing on May 26, 1997, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

            The Exchange Securities may be issued only in exchange for a like principal amount of Initial Securities pursuant to the Registered Exchange Offer.

            Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more global securities (the "U.S. Global Security") and Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more global securities (the "Offshore Global Security" and together with the U.S. Global Security, the "Global Securities"), each substantially in the form set forth in Exhibit A hereof, deposited with the Trustee, as custodian of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the Register maintained by the Security Registrar, as herein provided.

            Initial Securities which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. persons) shall be issued in the form of permanent certificated Securities in registered form (the "U.S. Physical Securities"). Securities issued pursuant to Section 2.14 in exchange for interests in the U.S. Global Security shall be in the form of U.S. Physical Securities. Securities issued in exchange for interests in the Offshore Global Security pursuant to Section 2.14 shall be in the form of permanent certificated Securities in registered form (the "Offshore Physical Securities" and together with the U.S. Physical Securities, the "Physical Securities").

            Physical Securities shall be in substantially the form set forth in Exhibit A and Exhibit B hereof excluding the Global Securities Legend.

            The principal of, premium, if any, and interest (and any Additional Amounts) on Global Securities shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Securities represented thereby. The principal of, premium, if any, and interest on Physical Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that at the option of the Company interest may be paid by check mailed to the addresses of the persons entitled thereto as such addresses shall appear on the Security Register.

            During the period beginning on the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of an Initial Security (or any Predecessor Security) and ending on the date three years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) from any such date, any Initial Security issued or owned during the period set forth above, as the case may be, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, such Initial Security, shall be deemed a "Transfer Restricted Security" and shall be subject to the restrictions on transfer provided in the legend set forth on the face of the form of Initial Security in Exhibit A; provided, however, that the term "Transfer Restricted Security" shall not include (a) any Initial Security which is issued upon transfer of, or in exchange for, any Security which is not a Transfer Restricted Security or (b) any Initial Security as to which such restrictions on transfer have been terminated in accordance with Section 2.5, (c) any Exchange Security issued pursuant to the Registered Exchange Offer or (d) any Exchange Security covered by a Shelf Registration Statement. Any Transfer Restricted Security shall bear the legend set forth on the face of the Initial Security in Exhibit A (the "Private Placement Legend").

            SECTION 2.2. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of US$1,000 and any integral multiple thereof.

            SECTION 2.3. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by the manual or facsimile signature of any two of its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, its President, one of its Executive Vice Presidents, its Secretary, Assistant Secretary or General Counsel.

            Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

            At any time and from time to time upon or after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise. On Company Order, the Trustee or an authenticating agent shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed US$250,000,000; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registered Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed US$250,000,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.1.

            Each Security shall be dated the date of its authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A and Exhibit B hereto duly executed by the Trustee by manual signature of an authorized representative, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            In case the Company, pursuant to Article V, shall be consolidated, amalgamated, merged with or into any other Person or shall convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, amalgamation or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
Article V, any of the Securities authenticated or delivered prior to such consolidation, amalgamation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in terminology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver replacement Securities as specified in such request for the purpose of such exchange. If such Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.3 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

            The Trustee may appoint an authenticating agent to authenticate Securities on behalf of the Trustee if directed to do so by a Company Order. Each reference in this Indenture to authentication by the Trustee includes authentication by each such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

            If any of the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall be in minimum denominations of US$1,000 or integral multiples thereof, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered to the Trustee as Securities Custodian for such Depositary and (iv) shall bear the Global Securities legend in substantially the form set forth in Exhibit A and Exhibit B.

            SECTION 2.4. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay but in no event later than the date that the Registered Exchange Offer is consummated. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.19, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            SECTION 2.5. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.19 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

            Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.19, the Company shall, subject to the terms of this Indenture, execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

            At the option of the Holder, subject to the terms of this Indenture, Securities in certificated form may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            If an Initial Security is a U.S. Physical Security, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a QIB, may exchange such Security for a book-entry security by instructing the Trustee to arrange for such Initial Security to be represented by a beneficial interest in a Global Security.

            All Securities issued upon any registration of transfer or exchange of Securities including, without limitation, any exchange pursuant to the Registered Exchange Offer, shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange and no such transfer or exchange shall constitute a repayment of any obligation nor create any new obligations of the Company.

            Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            Every Transfer Restricted Security shall be subject to the restrictions on transfer set forth in Section 2.1 and Section 2.15 and shall bear the Private Placement Legend and the Holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

            The restrictions imposed by Section 2.1 and Section 2.15 upon the transferability of any particular Transfer Restricted Security shall cease and terminate (a) in the case of an Offshore Global Security or an Offshore Physical Security, on the 41st day after the Issue Date or (b) in the case of a U.S. Global Security or a U.S. Physical Security, on (x) the later of November 26, 1999 or three years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the Issue Date or the last date on which the Company or any Affiliate of the Company was the owner of such Transfer Restricted Security (or any predecessor of such Restricted Security) or (y) (if earlier) if and when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or, unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provision), transferred pursuant to Rule 144 or Rule 904 under the Securities Act (or any successor provision). Any Transfer Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Transfer Restricted Security for exchange to the Trustee or any transfer agent in accordance with the provisions of this
Section 2.5, be exchanged for a new Security, of like series, tenor and aggregate principal amount, which shall not bear the restrictive legend required hereby and shall thereafter be deemed not to be a Restricted Security for any purpose under this Indenture. The Company shall inform the Trustee in writing of the effective date of any registration statement registering any Transfer Restricted Securities under the Securities Act.

            No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.3, 2.4, 3.6, 4.6, 4.8 or
9.5 not involving any transfer.

            The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.2 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

            Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book-entry.

            When Securities are presented to the Security Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Security Registrar's request.

            SECTION 2.6. Mutilated, Destroyed, Lost and Stolen Securities. If
(a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, each Subsidiary Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss which any of them may suffer if a Security is replaced, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and each Subsidiary Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            SECTION 2.7. Payment of Interest; Interest Rights Preserved. Interest, including any liquidated damages payable pursuant to the Registration Rights Agreement relating to the Securities, on any Security (and any Additional Amounts payable in respect thereof) which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest.

            Any interest on any Security (and any Additional Amounts payable in respect thereof) which is payable, but is not punctually paid or duly provided for, on any interest payment date and interest (and any Additional Amounts payable in respect thereof) on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the regular record date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this paragraph (a). Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such special record date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective Predecessor Securities) are registered on such special record date and shall no longer be payable pursuant to the following subsection (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            SECTION 2.8. Paying Agents; Discharge of Payment Obligations; Indemnity of Holders. (a) The Company may from time to time appoint one or more Paying Agents and may designate a Paying Agent as Principal Paying Agent under this Indenture and the Securities. By its execution and delivery of this Indenture, the Company hereby initially designates and appoints Chase Trust Bank as Principal Paying Agent. Subject to Section 2.16, the Company may act as Paying Agent.

            (b) Unless the Company shall be acting as Paying Agent as provided in Section 2.16, the Company shall, by 10:00 A.M. New York time, no later than one Business Day prior to each interest payment date or principal payment date on any Securities (whether on maturity, redemption or otherwise) (each, a "Payment Date"), deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal, any premium, and interest when so becoming due (including any Additional Amounts). The Company shall cause the bank through which such payment is to be made to supply to the

Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or authenticated SWIFT MT 100 Message) of its intention to make such payment. The Principal Paying Agent shall arrange with all Paying Agents for the payment, from funds furnished by the Company or any Subsidiary Guarantor to the Trustee pursuant to this Indenture, of the principal, and premium, if any, and interest (including Additional Amounts, if any) on the Securities and of the compensation of such Paying Agents for their services as such. All Paying Agents will hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal, or premium if any, of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.8 and the applicable provisions of Section 2.16, the Paying Agents shall have no further liability for the money delivered to the Trustee.

            (c) Any payment to be made in respect of the Securities or Subsidiary Guarantees by the Company or any Subsidiary Guarantor to or to the order of a Paying Agent shall be in satisfaction pro tanto of the obligations of the Company under the Securities. The Company shall indemnify the Holders against any failure on the part of any Paying Agent to pay any sum due in respect of the Securities and shall pay such sum to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations of the Company under the Securities, shall give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by the Trustee and/or any holder of Securities and shall continue in full force and effect despite any judgment, order, claim, or proof for a liquidated amount in respect of any sum due under the Indenture, the Securities or any judgment or order.

            SECTION 2.9. Persons Deemed Owners. Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.7) interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            SECTION 2.10. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company and any Subsidiary Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Subsidiary Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

            SECTION 2.11. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 2.12. Legal Holidays. In any case where any interest payment date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such interest payment date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

            SECTION 2.13. CUSIP and CINS Numbers. The Company in issuing the Securities may use a "CUSIP" and/or a "CINS" number (if then generally in use), and if so, the Trustee may use the CUSIP and CINS numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. All Exchange Securities shall bear identical CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of either series of Securities.

            SECTION 2.14. Book-Entry Provisions for Global Securities. (a) Each Global Security shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be delivered to the Trustee as Securities Custodian for such Depositary and (iii) bear the Global Securities legend as set forth in Exhibit A and Exhibit B.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

            (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.15. Beneficial owners may obtain Physical Securities in exchange for their beneficial interests in a Global Security upon request in accordance with the Depositary's and the Security Registrar's procedures (x) in the case of the Offshore Global Security, at any time on or after the 41st day following the Issue Date, and (y) in the case of the U.S. Global Security, at any time. In addition, Physical Securities shall be issued in exchange for a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Security or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and, in each case, a successor depository is not appointed by the Company within 90 days of such notice or such cessation, as the case may be or (ii) an Event of Default has occurred and is continuing with respect to any Securities represented by a Global Security and Holders who hold more than 25% in aggregate principal amount of the Securities at the time outstanding represented by such Global Security advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary (or a successor thereto) with respect to such Global Security is no longer required and the Security Registrar has received a request from the Depositary to issue Physical Securities.

            (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

            (d) In connection with any transfer of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to subsection (b) of this Section, the Security

Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in a Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

            (e) In connection with the transfer of an entire Global Security to beneficial owners thereof pursuant to subsection (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

            (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to subsection (b) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) or paragraph
(e) of Section 2.15, bear the Private Placement Legend.

            (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (h) QIBs that are beneficial owners of interests in a Global Security may receive U.S. Physical Securities (which shall bear the Private Placement Legend if required by Section 2.1) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Securities, the Security Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Security equal to the principal amount of the U.S. Physical Securities, and the Company shall execute and the Trustee shall authenticate and deliver one or more U.S. Physical Securities having an equal aggregate principal amount.

            SECTION 2.15. Special Transfer Provisions. (a) Transfers to Non- QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. persons):

               (i) The Security Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is three years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Security or (y) the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of Exhibit C hereto.

              (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security seeking to transfer a U.S. Physical Security to another person, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S.
      Physical Certificates of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than a Non-U.S. person);

               (i) If the Security to be transferred consists of (x) U.S. Physical Securities, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, and that it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A or
      (y) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

            (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of Physical Securities, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

            (c) Transfers of Interests in the Offshore Global Security or Offshore Physical Securities to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Security or Offshore Physical Securities to U.S. Persons:

            (i) prior to the removal of the Private Placement Legend from the Offshore Global Security or Offshore Physical Securities pursuant to
      Section 2.1 and Section 2.5, transfers by an owner of a beneficial interest in the Offshore Global Security to a transferee who takes delivery of such interest through the U.S. Global Security will be made only upon receipt by the Trustee of a written certification from the transferor in the form of Exhibit E to the effect that such transfer is being made to a person who the transferor reasonable believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A; and

            (ii) after such removal, the Security Registrar shall register the transfer of any such Security without requiring any additional certification.

            (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

            (i) The Security Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

            (ii) (x) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Security Registrar of (1) the documents required by paragraph (i) of this paragraph (d) and (2) instructions in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and
      (y) if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred or decrease the principal amount of the U.S. Global Security, as the case may be.

            (e) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required pursuant to Section 2.1 and Section 2.5, or (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (f) General. By its acceptance of any Security, or any beneficial interest in any Global Security, bearing the Private Placement Legend, each Holder of such Security or beneficial interest acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities to an Institutional Accredited Investor, each such Holder or beneficial owner agrees by its acceptance of the Securities to furnish the Security Registrar or the Company such certifications, legal opinions or other information as such Person may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

            The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this
Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

            SECTION 2.16. Money for Security Payments To be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on, any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

            If the Company is not acting as Paying Agent, the Company shall, on the Business Day prior to each due date of the principal of, premium, if any, or interest on, any Securities, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal, premium, if any, or interest so becoming due in the manner set forth in Section 2.8, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

            If the Company is not acting as Paying Agent, the Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.16, that such Paying Agent shall:

            (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any Default by the Company or any Subsidiary Guarantors (or any other obligor upon the Securities) in the making of any payment of principal of, premium, if any, or interest on the Securities;

            (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

            (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to their duties, rights and liabilities of such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

            SECTION 2.17 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.18 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                                  ARTICLE III

                                  Redemption

            SECTION 3.1. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 or paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

            The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

            SECTION 3.2. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed. A copy of such notice shall be delivered to the Trustee.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the CUSIP number, if any, printed on the Securities being redeemed;

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

            (9) the paragraph of the Securities pursuant to which the Securities are being redeemed.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.5. Deposit of Redemption Price. By at least 10:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

            SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.


                                  ARTICLE IV

                                   Covenants

            SECTION 4.1. Payment of Securities. The Company shall promptly pay the principal of and interest and any Additional Amounts payable in respect thereof on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due (and any Additional Amounts) and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            SECTION 4.2. SEC Reports. (a) At its own expense, subject to Section 4.2(b), the Company shall supply without cost to each Holder of the Securities and file with the Trustee within fifteen days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

            (b) Whether or not the Company has a class of securities registered under the Exchange Act, following any Exchange Offer or the effectiveness of any Shelf Registration Statement, the Company shall furnish without cost to each Holder of Securities and file with the Commission (whether or not the Company is a public reporting company at the time), the Trustee and the Initial Purchasers:
(i) within 140 days after the end of each fiscal year of the Company, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form); (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing substantially the same information required to be contained therein; and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or required in any successor form). Each of the reports shall be prepared in accordance with U.S. GAAP consistently applied and shall be prepared in accordance with the applicable rules and regulations of the Commission. Prior to the effectiveness of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) with the Commission, the Company shall file with the Trustee and provide the Initial Purchasers all of the information that would have been required to have been filed with the Commission pursuant to clauses (i), (ii) and (iii) of this Section 4.2(b). Each report pursuant to this Section 4.2(b) shall be prepared in accordance with U.S. GAAP consistently applied, shall include the amounts of EBITDA and adjusted EBITDA for all periods covered by such report and shall be prepared in accordance with the applicable rules and regulations of the Commission. The Company shall use its reasonable best efforts to schedule, disseminate in a customary manner for public companies information concerning, and conduct a conference call for Holders to discuss with appropriate senior officers of the Company the results of operating and financial conditions of the Company within 30 days of filing any reports described in clause (i) and (ii) with the Commission.

            (c) At any time when the Company is not subject to Section 13 or 15(d) of the Security Exchange Act of 1934, upon the request of a Holder of a Security, the Company shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

            SECTION 4.3. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, and the Company shall not issue any Disqualified Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness, and the Company may issue shares of Disqualified Stock, if on the date thereof the Indebtedness to Annualized Operating Cash Flow Ratio of the Company would have been less than or equal to
(i) 6.5 to

1.0 in the case of Indebtedness Incurred prior to November 26, 1999 and (ii) 6.0 to 1.0 in the case of Indebtedness Incurred on and after November 26, 1999, in each case determined on a pro forma basis.

            (b) Notwithstanding Section 4.3(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness of the Company or any Restricted Subsidiary under any Senior Credit Facility or the Abril Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $50.0 million; (ii) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to another Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (iii) Indebtedness represented by the Securities (including the Subsidiary Guarantees); (iv) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii) or (iii) of this Section 4.3(b);
(v) Refinancing Indebtedness in respect of Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to clauses (i) through (iv) above, this clause (v), or clause (xiv) below in a principal amount (or, for original issue discount Indebtedness, the accreted principal thereof) so refinanced; (vi) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements related to Indebtedness otherwise permitted to be Incurred pursuant to this Indenture or otherwise entered into in the ordinary course of business, provided that in each case the notional amount shall not exceed the underlying obligations or assets; (vii) Guarantees by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or obligations by such Restricted Subsidiary is permitted under the terms of the Indenture; (viii) Indebtedness of Galaxy Brasil in an aggregate principal amount at any one time outstanding not to exceed the lesser of (A) an amount equal to the sum of (I) the product of (1) $480.0 multiplied by
(2) the number of Galaxy Brasil Subscribers at the date of Incurrence plus (II) $20 million and (B) $130.0 million; (ix) Indebtedness of any Special Restricted Subsidiary if, after giving effect to such Incurrence, the ratio of (A) the aggregate principal amount of all Indebtedness of such Special Restricted Subsidiary outstanding as of the date of determination to (B) the total shareholders' equity (excluding any retained earnings or accumulated deficit) of such Special Restricted Subsidiary as of the date of determination is less than or equal to 2:1; (x) Indebtedness of the Company represented by Subordinated Shareholder Loans in an aggregate principal amount at any one time outstanding not to exceed $100.0 million; (xi) Indebtedness consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Company or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; (xii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, Incurred in connection with any Asset Disposition; (xiii) Indebtedness of the Company represented by the SurFin Guarantee in an aggregate principal amount at any one time outstanding not to exceed $25.0 million; (xiv) Indebtedness of TVA Sistema under the EximBank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $30.0 million; (xv) Indebtedness of the Company represented by the Put Promissory Notes; (xvi) Indebtedness of Galaxy Brasil in an aggregate principal amount at any one time outstanding not to exceed $25.0 million; and (xvii) other Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company then outstanding (other than Indebtedness permitted by Section 4.3(a) or Section 4.3(b)(i) through (xvi)) does not exceed $50.0 million.

            SECTION 4.4. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (1) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) and
(2) dividends or distributions payable solely to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other stockholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock (including options or warrants to acquire such Capital Stock) of the Company or any Restricted Subsidiary, (iii) purchase, repurchase, redeem, prepay interest, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment, scheduled interest payment date or scheduled sinking fund payment, any Subordinated Obligations, or make any cash interest payment on Subordinated Shareholder Loans or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, interest payment or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (x) after giving effect to such Restricted Payment, a Default shall have occurred and be continuing (or would result therefrom); or (y) the Company could not incur at least an additional $1.00 of Indebtedness under Section 4.3(a); or (z) the aggregate amount of such Restricted Payment and all other Restricted Payments declared (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) or made subsequent to the Issue Date would exceed the sum of: (A) an amount equal to the Company's Cumulative Operating Cash Flow less 1.6 times the Company's Cumulative Consolidated Interest Expense; plus (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other cash contributions to its capital subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); plus (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company upon such conversion or exchange); and plus (D) in the case of the disposition or repayment of any Investment constituting a Restricted Payment other than an Investment made pursuant to Section 4.4(b)(v) made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property or services distributed or transferred other than cash shall be valued at its Fair Market Value.

            (b) So long as there is no Default or Event of Default continuing, the provisions of Section 4.4(a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or Capital Stock of any Restricted Subsidiary made by exchange for, or out of the Net Cash Proceeds from a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Capital Stock of the Company (other than Disqualified Stock) or any purchase of Capital Stock made with Put Promissory Notes; provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (B) of Section 4.4(a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds from a substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that (A) the final maturity date of such Subordinated Obligations, determined as of the date of Incurrence, occurs not earlier than the Stated Maturity of the Securities and (B) the Average Life of such Subordinated Obligations is equal to or greater than the Average Life of the Subordinated Obligations being purchased or redeemed; and provided, further, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments; (iv) Investments in Galaxy Latin America or its Affiliates made subsequent to the Issue Date in an aggregate amount at any time outstanding not to exceed $15.0 million; (v) Investments in a Permitted Business financed with the net proceeds of the offering of the Securities pursuant to the Offering Memorandum; and (vi) Minority Investments made subsequent to the Issue Date constituting a Restricted Payment by the Company or any Restricted Subsidiary in any

Person that operates principally, or has been formed to operate principally, a Permitted Business in an aggregate amount at any time outstanding not to exceed $45.0 million.

            SECTION 4.5. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or another Restricted Subsidiary of the Company, (ii) make any Investment in the Company or another Restricted Subsidiary of the Company or
(iii) transfer any of its property or assets to the Company or another Restricted Subsidiary of the Company; except: (A) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date; (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary was acquired by the Company) and outstanding on such date; (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (A) or (B) or this clause (C) or contained in any amendment to an agreement referred to in clauses (A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Holders of the Securities than encumbrances and restrictions contained in such agreements; (D) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under this Indenture to the extent relating to the property or asset subject to such Lien following a default in respect of the applicable obligation; (E) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract, or (2) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements; (F) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement in effect for the sale or disposition thereof and the duration of which does not exceed 60 days; or (G) any encumbrance or restriction contained in an agreement pursuant to which Galaxy Brasil Incurs Indebtedness in compliance with the terms of this Indenture, provided, however, that the terms of such encumbrance or restriction are no more restrictive than those contained in the Equipment Agreements as they exist on the Issue Date.

            SECTION 4.6. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset

Disposition, unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, (ii)(A) at least 75.0% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or (B) at least 75.0% of the consideration thereof received by the Company or such Restricted Subsidiary consists of assets used in connection with a Permitted Business; and (iii) an amount equal to 100.0% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any senior Indebtedness of the Company or Indebtedness of a Restricted Subsidiary), to prepay, repay or purchase such senior Indebtedness, or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) ("Excess Proceeds"), to make an offer ("Asset Sale Offer") to purchase Securities pursuant and subject to the conditions of this Indenture to the Holders at a purchase price of 100.0% of the principal amount thereof plus accrued and unpaid interest to the purchase date, and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for general corporate purposes. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $10 million. Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            For the purposes of this covenant, the following will be deemed to be cash or Cash Equivalents: (i) the assumption of Indebtedness (other than Disqualified Stock) of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (ii) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash at its face value.

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.6(a)(iii)(C), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 100.0% of their principal amount plus accrued interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.6(c). If the aggregate purchase price of the Securities tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with Section 4.6(a)(iii)(D).

            (c) (1) Promptly, and in any event within 10 days after the Company is required to make an Asset Sale Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Asset Sale Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date").

            (2) Not later than the date upon which such written notice of an Asset Sale Offer is delivered to the Trustee and the Holders, the Company shall deliver to the Trustee an Officers' Certificate setting forth (i) the amount of the Asset Sale Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions as a result of which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.6(a). Upon the expiration of the period (the "Offer Period") for which the Asset Sale Offer remains open, the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price of the Securities tendered by such Holder to the extent such funds are available to the Trustee.

            (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the expiration of the Offer Period. Each Holder will be entitled to withdraw its election if the Trustee or the Company receives, not later than one Business Day prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Security or Securities purchased. If at the expiration of the Offer Period the aggregate principal amount of

Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.6. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.6, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

            SECTION 4.7. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property, or the rendering of any service) with any Affiliate (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;
(ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors and by a majority of the members of such Board having no personal stake in such Affiliate Transaction, if any; and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing in the United States that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; provided that, in the case of an Affiliate Transaction described in clause (ii) or (iii) of this Section 4.7(a), the Company shall promptly after consummation thereof deliver an Officers' Certificate to the Trustee certifying as to the compliance by the Company with clauses (i) and (ii) or (i) and (iii) as the case may be, of this Section 4.7(a); and provided, further, that in the case of an Affiliate Transaction with Galaxy Latin America, the Company or such Restricted Subsidiary shall only be required to obtain the opinion described in clause
(iii) of this Section 4.7(a) if such Affiliate Transaction involves an aggregate amount in excess of $20.0 million.

            (b) The provisions of Section 4.7(a) will not apply to: (i) transactions with or among the Company and/or any of the Restricted Subsidiaries; provided in any such case, no officer, director or beneficial holder of 5% or more of any class of Capital Stock of the

Company shall beneficially own any Capital Stock of any such Restricted Subsidiary, (ii) transactions between the Company and any Restricted Subsidiary that are solely for the benefit of the Company or a Subsidiary Guarantor, (iii) transactions between or among Unrestricted Subsidiaries, (iv) any dividend permitted by Section 4.4, (v) directors' fees, indemnification and similar arrangements, officers' indemnification, employee stock option or employee benefit plans, employee salaries and bonuses or legal fees paid or created in the ordinary course of business and (vi) transactions and arrangements pursuant to agreements in existence on the Issue Date, including, without limitation, the exercise of registration rights pursuant to the Stockholders' Agreement. In addition, Section 4.7(a) shall not apply to: (x) Indebtedness Incurred by the Company from Abril under the Abril Credit Facility or from shareholders pursuant to Subordinated Shareholder Loans and (y) any transaction entered into in connection with the reorganization of the Company's ownership structure pursuant to which certain of the Company's stockholders have agreed to exchange all of their respective shares in the Company for a corresponding number of shares of a newly-formed Brazilian corporation which would become an 80% stockholder of the Company and pursuant to which Hearst/ABC Video Services II would remain a 20% stockholder of the Company, which would be reorganized as a Brazilian limitada.

            SECTION 4.8. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), such repurchase to be made in accordance with Section 4.8(b).

            (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

            (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (3) the procedures determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Security or Securities purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

            SECTION 4.9. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien, other than Permitted Liens, on any of its property or assets (including Capital Stock of any Restricted Subsidiary), whether owned on the Issue Date or thereafter acquired, securing any obligation, unless the obligations due under this Indenture and the Securities and the Subsidiary Guarantees are secured, on an equal and ratable basis (or on a senior basis, in the case of Indebtedness subordinated in right of payment to the Securities or the Subsidiary Guarantees), with the obligations so secured.

            SECTION 4.10. Limitation on Sales of Capital Stock of Restricted Subsidiaries. The Company will not (i) sell, and will not permit any Restricted Subsidiary of the Company to issue, sell or transfer, any Capital Stock of a Restricted Subsidiary or (ii) permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) to acquire Capital Stock of any Restricted Subsidiary, if in either case as the result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company, except for (A) Capital Stock issued, sold or transferred to the Company or a Wholly-Owned Restricted Subsidiary and (B) Capital Stock issued by a Person prior to the time
(1) such Person becomes a Restricted Subsidiary, (2) such Person merges with or into a Restricted Subsidiary or (3) a Restricted Subsidiary merges with or into such Person, provided, that such Capital Stock was not issued by such Person in anticipation of the type of transaction contemplated by subclause (1), (2) or (3). This Section 4.10 shall not prohibit the Company or any of its Restricted Subsidiaries from selling or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary; provided that any such sale constitutes an Asset Disposition for purposes of, and the Net Cash Proceeds from any such sale are applied in accordance with, Section 4.6.

            SECTION 4.11. Limitation on Designations of Special Restricted Subsidiaries. The Company may designate any Restricted Subsidiary as a "Special Restricted Subsidiary" under this Indenture (a "Special Designation") if such Special Restricted Subsidiary engages in, or will engage principally in, a Permitted Business in a Newly-Licensed Service Area. Such Special Designation may be revoked at any time if all Indebtedness of such Special Restricted Subsidiary that is outstanding immediately following such revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes under this Indenture. All Special Designations and revocations thereof must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions. In any event, a Special Restricted Subsidiary will remain a Restricted Subsidiary for all purposes of this Indenture, except that a Special Restricted Subsidiary shall be treated as an Unrestricted Subsidiary for purposes of calculating Operating Cash Flow, Consolidated Income Tax Expense, Consolidated Interest Expense and Consolidated Net Income.

            SECTION 4.12. Limitation on Designations of Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary of the Company (other than a Subsidiary Guarantor, but including any newly acquired or newly formed Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

            (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

            (ii) the Company would be permitted under this Indenture to make an Investment under all applicable provisions of Section 4.4 at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of such Subsidiary on such date; and

            (iii) such Subsidiary and its Subsidiaries own no Capital Stock or Indebtedness of, and hold no Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated.

            (b) In addition, the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

            (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

            All Designations and Revocations shall be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

            SECTION 4.13. Limitations on Investments in Unrestricted Subsidiaries. The Company will not make, and will not permit its Restricted Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, such Investment, together with the aggregate amount of all Investments previously made (other than Permitted Investments), would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 4.4. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

            SECTION 4.14. Business of the Company; Restrictions on Transfers of Existing Business. The Company will not, and will not permit any of the Restricted Subsidiaries to, be principally engaged in any business or activity other than a Permitted Business. In addition, the Company and the Restricted Subsidiaries will not be permitted to, directly or indirectly, transfer to any Unrestricted Subsidiary (i) any of the licenses, permits or authorizations used in the Permitted Business of the Company and the Restricted Subsidiaries on the Issue Date or (ii) any material portion of the "property and equipment" (as such term is used in the Company's consolidated financial statements) of the Company or any Restricted Subsidiary used in the licensed service areas of the Company and the Restricted Subsidiaries as they exist on the Issue Date; provided that the Company and the Restricted Subsidiaries may make Asset Dispositions in compliance with Section 4.6 and pledge property and assets to the extent permitted by Section 4.9.

            SECTION 4.15. Payment of Additional Amounts. (a) All payments made by the Company or any Subsidiary Guarantor under or with respect to the Securities or any Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority of the Federative Republic of Brazil or of Japan, unless the Company or such Subsidiary Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes by law or by the interpretation or administration thereof. If the Company or any Subsidiary Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority of the Federative Republic of Brazil or of Japan from any payment made under or with respect to the Securities or any Guarantee of such Subsidiary Guarantor, the Company or such Subsidiary Guarantor, as the case may be, shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Securities (including Additional Amounts) after such withholding or deduction shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted. No such Additional Amounts shall be payable with respect to a payment made to a Holder of Securities (an "Excluded Holder") with respect to any Tax which would not have been imposed, payable or due: (i) but for the fact that the Holder (or where the Holder is an estate, nominee, trust, partnership or corporation, any fiduciary, settlor, beneficiary, member or shareholder) is or was a domiciliary, national or resident of, engages in or engaged in business in, maintains or maintained a permanent establishment or physically present in, Brazil or Japan or otherwise has some present or former connection with Brazil or Japan; (ii) but for the failure to comply with a request by the Company or any Subsidiary Guarantor to satisfy any certification, identification or other reporting requirements, whether imposed by statute, treaty, regulation or administrative practices, concerning nationality, residence or connection with Brazil or Japan; or (iii) if, where presentation is required, the presentation for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later. Notwithstanding the preceding sentence, the limitations on the Company's obligation to pay Additional Amounts set forth in clause (ii) of the preceding sentence shall not apply if a certification, identification, or other reporting requirement described in clause (ii) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to such Holders or beneficial owners (taking into account any relevant differences between U.S. and Brazilian law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice or other reporting requirements imposed as of the date of the Offering Memorandum under U.S. tax law, regulation (including proposed regulations) and administration practice (such as IRS Forms 1001, W-8 and W-9). The obligation to pay Additional Amounts in respect of Taxes shall not apply to (a) any estate, inheritance, gift, sales, transfer, personal property or any similar Tax or (b) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Securities. The Company or the Subsidiary Guarantor, as applicable, shall (i) make such withholding or deduction, (ii) remit the full amount deducted or withheld to the relevant authority (the "Taxing Authority") in accordance with applicable law, (iii) use their best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes and (iv) in the event that such certified copies of tax receipts are obtained, promptly send such certified copies of tax receipts to the Paying Agent for prompt forwarding to any holder that has made a written demand therefor of the Paying Agent. The Company and the Subsidiary Guarantor, as applicable, shall use their best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. In the event that such a receipt is obtained, a Holder may obtain such a certified copy by providing written demand therefor to the Paying Agent. The Paying Agent shall contact the Company or such Subsidiary Guarantor, which shall provide such certified copy to the Paying Agent for prompt forwarding to the Holder, the Company or the Subsidiary Guarantor and shall attach to each certified copy a certificate stating (x) that the amount of withholding tax evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding tax per U.S.$1,000 of principal amount of the Securities. If, notwithstanding the Company's or such Subsidiary Guarantor's efforts to obtain such receipts, the same are not obtainable, the Company or such Subsidiary Guarantor will provide to the Paying Agent other evidence of such payments by the Company or such Subsidiary Guarantor.

            (b) The Company or such Subsidiary Guarantor, as the case may be, shall indemnify and hold harmless each Holder of Securities (other than an Excluded Holder) and upon written request of each holder of Securities (other than an Excluded Holder), reimburse each such Holder, for the amount of (i) any such Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities, (ii) any liability (including penalties, interest and expenses) arising under or with respect to the foregoing clause (i), and (iii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clauses (i) or (ii), so that the net amount received by such Holder after such reimbursement shall not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed, but excluding any Taxes on such Holder's net income. Neither Additional Amounts nor amounts required to be reimbursed under the preceding sentence shall be payable for or on account of (A) any estate, inheritance, gift, sale, transfer, personal property or similar Taxes; or (B) any Taxes that are imposed or withheld by reason of the failure by such holder to comply within 45 days of a written request of the Company or the Subsidiary Guarantor addressed to such holder or (if it is not possible for the Company or the Subsidiary Guarantor to furnish such request at a time that would allow at least 45 days for compliance) such shorter period reasonable in the circumstances as may be necessary to enable the Company or the Subsidiary Guarantor to comply with requests from any Taxing Authority: (x) to provide information concerning the nationality, residence or identity of such holder; or (y) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of either clause (x) or (y) above, is required or imposed by statute, treaty, regulation or administrative practice of a Taxing Authority as a precondition to exemption from all or any part of such Taxes.

            (c) At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable (unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Company or any Subsidiary Guarantor shall be obligated to pay Additional Amounts with respect to such payment, the Company or such Subsidiary Guarantor shall deliver to the Trustee and each Paying Agent an Officers' Certificate stating the fact that such Additional Amounts shall be payable and shall specify by country the amounts to be payable and shall set forth such other information necessary to enable the Trustee and each Paying Agent to pay such Additional Amounts to Holders on the payment date. Each Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters. The Company and any such Subsidiary Guarantor shall indemnify the Trustee and any Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section. Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.15, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.15 and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

            (d) The obligations of the Company and the Subsidiary Guarantors under this Section 4.15 shall survive the termination of this Indenture and the payment of all other amounts under or with respect to the Securities.

            SECTION 4.16. Shareholder Commitments. The Company shall maintain enforceable written commitments (the "Shareholder Commitments") from each shareholder of the Company agreeing that such shareholder will not exercise its voting rights to receive mandatory statutory dividends (without limiting such shareholder's right otherwise to receive dividends pursuant to and in compliance with Section 4.4), provided that the Shareholder Commitments will cease to be effective on the first to occur of (x) the date that shares of Capital Stock of the Company are issued and listed on a Brazilian or United States securities exchange in connection with a bona fide public offering of such shares or the date that any shares of the Capital Stock of the Company are otherwise effectively listed and traded on any Brazilian or United States securities exchange, (y) the date that none of the Securities remain outstanding or (z) the date that such commitment is no longer effective, enforceable or legal under applicable Brazilian laws and regulations (including without limitation any construction or interpretation thereof by CVM, any court or any other governmental authority). The Company will obtain Shareholder Commitments in connection with any future issuances of Capital Stock to the extent the Shareholder Commitments would then be effective, enforceable and legal under the terms of the foregoing proviso. Notwithstanding the foregoing, but provided it would not render any of the other Shareholder Commitments unenforceable, the Company need not obtain and/or maintain Shareholder Commitments from persons that are not shareholders of the Company on the Issue Date or any Affiliate of any such shareholder to the extent it does not relate to more than 10.0% of the outstanding shares of Capital Stock of the Company.

            SECTION 4.17. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

            SECTION 4.18. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.19. Maintenance of Office or Agency. The Company shall maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration or transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at its Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                                   ARTICLE V

                               Successor Company

            SECTION 5.1. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person and the Company will not permit any of its Restricted Subsidiaries to enter into such a transaction if such transaction, in the aggregate, would result in the conveyance or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person, unless:

             (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the Federative Republic of Brazil or any State or political subdivision thereof and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a);

            (iv) immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

             (v) each Subsidiary Guarantor shall have delivered a written instrument in form satisfactory to the Trustee confirming its Subsidiary Guarantee; and

            (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (iii) shall not apply to the merger of Cable Participacoes Ltda., or Hearst/ABC Video Services II, each an entity owned by The Hearst Corporation and ABC, Inc., or Falcon International Communications (Bermuda) L.P. with and into the Company in connection with the reorganization of the Company's ownership structure pursuant to which certain of the Company's stockholders have agreed to exchange all of their respective shares in the Company for a corresponding number of shares of a newly-formed Brazilian corporation which would become an 80% stockholder of the Company and pursuant to which Hearst/ABC Video Services II would remain a 20% stockholder of the Company, which would be reorganized as a Brazilian limitada.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor, the Company, in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

            Notwithstanding clauses (ii) and (iii) of the first sentence of this
Section 5.1: (1) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.


                                  ARTICLE VI

                             Defaults and Remedies

            SECTION 6.1.  Events of Default.  An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

            (2) the Company defaults in the payment of the principal or premium, if any, of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

            (3) the Company or any Restricted Subsidiary fails to comply with
      Section 5.1;

            (4) the Company or any Restricted Subsidiary fails to comply with
      Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
      4.14, 4.15 or 4.16 (in each case other than a failure to repurchase Securities when required pursuant to

      Section 4.6 or 4.8 which failure shall constitute an Event of Default under Section 6.1(2)) and such failure continues for 45 days after the notice specified below;

            (5) the Company or any Restricted Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 45 days after the notice specified below;

            (6) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after failure to pay when due or is accelerated by the holders thereof because of a default and the total amount of such unpaid or accelerated Indebtedness exceeds $10.0 million or the US Dollar Equivalent;

            (7) the Company or a Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Restricted
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Restricted
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Restricted Subsidiary;

      or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

            (9) any judgment or decree for the payment of money in excess of $10.0 million or the US Dollar Equivalent (to the extent not covered by insurance as acknowledged in writing by the insurer) is rendered against the Company or any Restricted Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable;

            (10) there shall have occurred any seizure, compulsory acquisition, expropriation or nationalization of material assets of the Company and its Subsidiaries; or

            (11) any Subsidiary Guarantee fails to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under the Indenture or any Subsidiary Guarantee if such default continues for 10 days, unless otherwise released from such Guarantee obligation pursuant to the Indenture.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Decree Law No. 7661, of June 21, 1945, or any other Brazilian law relating to, or Title 11, United States Code, or any similar United States Federal or state law relating to, bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, "concordata" or relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian "sindico," "comissario" or similar official under any Bankruptcy Law.

            Notwithstanding the foregoing, a Default under clause (4) or (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default under clause (1) or (2) (including Additional Amounts) of this Section 6.1, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Securityholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clauses (4), (5), (6), (9) or (11) of this Section 6.1.

            SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7), (8) or (10) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities (and all Additional Amounts payable thereon) to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(7), (8) or (10) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Securities (and any Additional Amounts) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

            SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or
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                                                                          66


Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

            SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

            SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.7;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
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                                                                          68


            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.


                                  ARTICLE VII

                                    Trustee

            SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b)   Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

            (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.2. Rights of Trustee. (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Security Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.5.  Intentionally Omitted.

            SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of--pocket expenses, disbursements and advances incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. Any Paying Agent, Security registrar, co-registrar and co-paying agent shall have the same rights as to compensation and indemnity as set forth for the Trustee in this Section.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

            SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall, upon payment of its charges, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring or removed Trustee.

            SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                 ARTICLE VIII

                      Discharge of Indenture; Defeasance

            SECTION 8.1. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.6) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities (other than Securities replaced pursuant to Section 2.6), including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

            (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantee and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14,
4.16, 5.1(iii), 5.1(iv), 5.1(v) and 5.1(vi) and the operation of Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Restricted Subsidiary), 6.1(8) (but only with respect to a Restricted Subsidiary), 6.1(9) and 6.1(11) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Restricted Subsidiary), 6.1(8) (but only with respect to a Restricted Subsidiary) and 6.1(9) or because of the failure of the Company to comply with Section 5.1(iii), 5.1(iv), 5.1(v) and 5.1(vi).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 2.16, 2.17, 4.1, 4.15,
4.19, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. For the purpose of applying Section 4.15, if the Trustee is required by law or by the administration or interpretation thereof to withhold or deduct any amount for or on account of Taxes from any payment made from a defeasance trust, such payment shall be deemed to have been made by the Company and the Company shall be deemed to have been so required to deduct or withhold such amount. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

            SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities (including any Additional Amounts thereon) to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) the Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain customary qualifications, to the effect that
      (i) the funds so deposited will not be subject to any rights of any other holders of Indebtedness of the Company, and (ii) the funds so deposited will not be subject to avoidance under applicable Bankruptcy Law;

            (4) the deposit does not constitute a default under any other agreement binding on the Company;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, the Federative Republic of Brazil and such other jurisdiction as the Trustee may request, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with; and

            (9) The Company shall have delivered to the Trustee an Opinion of Counsel in Brazil reasonably acceptable to the Trustee to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Brazilian federal or state income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Brazilian federal and state income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred. Notwithstanding anything to the contrary in this Indenture, this condition may not be waived by any Holder or the Trustee;

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Subsidiary Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                                  Amendments

            SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article V;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add guarantees with respect to the Securities or to secure the Securities;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            (7) to make any change that does not adversely affect the rights of any Securityholder; or

            (8) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single issue of securities.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Security or reduce any Additional Amounts in respect thereof;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with this Indenture;

            (5) make any Security payable in money other than that stated in the Security;

            (6) modify or amend in any manner adverse to the Holders the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities;

            (7) modify or amend in any manner adverse to the Holders the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities;

            (8) make any change in Section 6.4 or 6.7 or the second sentence of this Section 9.2;

            (9) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture; or

            (10) amend or modify the provisions of Section 4.15.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

            SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.6. Trustee To Sign Amendments. The Trustee may, but need not, sign any amendment authorized pursuant to this Article IX if the amendment adversely affects the rights, duties, liabilities or immunities of the Trustee. In signing any amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.


                                   ARTICLE X

                             Subsidiary Guarantee

            SECTION 10.1. Subsidiary Guarantee. The Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, Guarantee to each Holder and to the Trustee and its successors and assigns, as a principal obligor and not merely as a surety, (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Subsidiary Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

            The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Subsidiary Guarantors waive notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantors hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

            The Subsidiary Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

            The obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

            The Subsidiary Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

            The Subsidiary Guarantors agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section.

            The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

            SECTION 10.2. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate liability of each Subsidiary Guarantor hereunder shall not exceed the maximum amount that can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to insolvency of debtors.

            SECTION 10.3. Successors and Assigns. This Article X shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            (b) Notwithstanding the foregoing, all obligations of a Subsidiary Guarantor under this Article X shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any Person which is not a Subsidiary of the Company, of all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor owned by the Company or any Subsidiary; provided that (i) such sale, exchange or transfer is not prohibited by this Indenture and (ii) all obligations of such Subsidiary Guarantor in respect of the Bank Indebtedness and under all of its Guarantees of, and in respect of all liens on its assets securing, Indebtedness of the Company are also released and discharged upon such sale, exchange or transfer.

            SECTION 10.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

            SECTION 10.5. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment. Each Subsidiary

Guarantor's right of contribution shall be subject to the terms and conditions of Section 10.6. The provisions of this Section shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Securityholders and each Subsidiary Guarantor shall remain liable to the Trustee and the Securityholders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

            SECTION 10.6. No Subrogation. Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Securityholder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Securityholder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Securityholders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Securityholders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

            SECTION 10.7. Additional Subsidiary Guarantors. Concurrently with the creation or acquisition by the Company or any of its Restricted Subsidiaries of any Restricted Subsidiary, the Company, such newly created or acquired Restricted Subsidiary and the Trustee shall execute and deliver a supplement to this Indenture providing that such Subsidiary will be a Subsidiary Guarantor hereunder. Each such supplement shall be accompanied by an opinion of counsel and each in a form reasonably satisfactory to the Trustee.

            SECTION 10.8. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 10.9. Waiver of Brazilian Law Benefits. Each Subsidiary Guarantor hereby expressly waives all benefits set forth in the following provisions of

Brazilian law: articles 1491, 1494, 1498, 1499, 1500 and 1503 of the Brazilian Civil Code, articles 261 and 262 of the Brazilian Commercial Code and article 595 of the Brazilian Civil Procedure Code.


                                  ARTICLE XI

                                 Miscellaneous

            SECTION 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

            SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company or to the Subsidiary Guarantors:

                  Tevecap S.A.
                  Rua da Rocio, 313-11th
                  CEP 04552-904
                  Sao Paulo, SP
                  Brazil
                  Tel:  011-55-11-829-7049
                  Fax:  011-55-11-828-8770
                  Attention:  Douglas Duran


                  with a copy to:

                  Tevecap S. A.
                  Av. Otaviano Alves da Lima 4-400
                  02901-00 (Freguesia do O)
                  Sao Paulo, SP
                  Brazil
                  Attention:  Jose Augusto
                                P. Moreira
                  Tel:  011-55-11-256-3022
                  Fax:  011-55-11-231-1392

                  and

                  Mayer, Brown & Platt
                  1675 Broadway
                  New York, New York  10019
                  Attention:  Peter V. Darrow
                  Tel:  212-506-2500
                  Fax:  212-262-1910

                  if to the Trustee or the Paying Agent:

                  The Chase Manhattan Bank
                  450 West 33rd Street, 15th floor
                  New York, New York  10001-2697
                  Attention: Global Trust Services --
                               International Service Delivery

                  if to the Principal Paying Agent:

                  Chase Trust Bank
                  13th floor, Akasaka Park Building
                  2-20 Akasaka 5-chome
                  Minato-Ku
                  Tokyo 107
                  Japan
                  Attention: Head of Administration
                               & Planning Group


            The Company, any of the Subsidiary Guarantors, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Security Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 11.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Security Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 11.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, Tokyo, Japan or Sao Paulo, Brazil. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 11.9. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 11.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 11.13. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Security Registrar and custodian with respect to any Global Securities.

            SECTION 11.14. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            SECTION 11.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            SECTION 11.16. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and each Subsidiary Guarantor, (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System, currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Securities, this Indenture or any Subsidiary Guarantee (other than an insolvency, liquidation or bankruptcy proceeding or any other proceeding in the nature of an in rem or quasi in rem proceeding), that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System shall be deemed in every respect effective service of process upon the Company or any such Subsidiary Guarantor, as the case may be, in any such suit, action or proceeding. The Company and each Subsidiary Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and each Subsidiary Guarantor may and shall (to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.16 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company and the Subsidiary Guarantors or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.16. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Subsidiary Guarantors appointed and acting in accordance with this Section 11.16.

            To the extent that the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Subsidiary Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities and the Subsidiary Guarantees, to the extent permitted by law.

            SECTION 11.17. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions. (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Subsidiary Guarantors under or in connection with the Securities, the Subsidiary Guarantees or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company and the Subsidiary Guarantors or otherwise) by any Holder of the Securities in respect of any sum expressed to be due to it from the Company and the Subsidiary Guarantors shall only constitute a discharge to the Company and the Subsidiary Guarantors to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recover (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under the Securities, the Company and the Subsidiary Guarantors shall, jointly and severally, indemnify it against any loss sustained by it as a result as set forth in Section 11.17(b). In any event, the Company and the Subsidiary Guarantors shall, jointly and severally, indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.17, it will be sufficient for the holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this 11.17 constitute separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Securities and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Securities.

            (b) The Company and each Subsidiary Guarantor covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:

            (i) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

            (B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Subsidiary Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

            (ii) In the event of the winding-up of the Company or any Subsidiary Guarantor at any time while any amount or damages owing under the Securities, the Subsidiary Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company or the relevant Subsidiary Guarantor, as the case may be, shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Securities, the Subsidiary Guarantees and this Indenture (other than under this Subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Company or the relevant Subsidiary Guarantor, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or the relevant Subsidiary Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

            (iii) The obligations contained in Subsections (a), (b)(i)(B),
      (b)(ii) and (b)(v) of this Section 11.17 shall constitute separate and independent obligations from the other Indenture obligations of the Company and the Subsidiary Guarantors, shall give rise to separate and independent causes of action against the Company and each Subsidiary Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any Subsidiary Guarantor for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the relevant Subsidiary Guarantor or the liquidator or otherwise or any of them. In the case of Subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

            (iv) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

            (c) In the event that on any payment date in respect of the Securities or any Subsidiary Guarantee, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company and each Subsidiary Guarantor agrees to pay all amounts payable under the Securities and the Guarantees in the currency of the Securities by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Securities, for the purchase of the currency of such Securities. All costs and taxes payable in connection with the procedures referred to in this Section 11.17 shall be borne by the Company and the Subsidiary Guarantors.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        TEVECAP S.A.


                                        By:   ____________________________
                                              Name:
                                              Title:

                                        By:   ____________________________
                                              Name:
                                              Title:

                                        TVA SISTEMA DE TELEVISAO S.A.


                                        By:   ____________________________
                                              Name:
                                              Title:

                                        By:   ____________________________
                                              Name:
                                              Title:

                                        TVA COMMUNICATIONS LTD.


                                        By:  ______________________________
                                              Name:
                                              Title:

                                        By:  ______________________________
                                              Name:
                                              Title:

                                        GALAXY BRASIL S.A.


                                        By:  ______________________________
                                              Name:
                                              Title:

                                        By:  ______________________________

                                             Name:
                                             Title:

                                        TVA SUL PARTICIPACOES S.A.


                                        By:  ______________________________
                                              Name:
                                              Title:

                                        By:  ______________________________
                                              Name:
                                              Title:

                                        COMERCIAL CABO TV SAO PAULO LTDA.


                                        By:  ______________________________
                                              Name:
                                              Title:

                                        By:  ______________________________
                                              Name:
                                              Title:

                                        TVA PARANA LTDA.


                                        By:  ______________________________
                                              Name:
                                              Title:

                                        By:  ______________________________
                                              Name:
                                              Title:

                                        TVA ALPHA CABO LTDA.


                                        By:  ______________________________
                                              Name:
                                              Title:

                                        By:  ______________________________
                                              Name:
                                              Title:

                                        CCS CAMBORIU CABLE SYSTEM DE
                                        TELECOMUNICACOES LTDA.


                                        By:  ______________________________
                                              Name:
                                              Title:

                                        By:  ______________________________
                                              Name:
                                              Title:

                                        TCC TV A CABO LTDA.


                                        By:  ______________________________
                                              Name:
                                              Title:

                                        By:  ______________________________
                                              Name:
                                              Title:

                                        TVA SUL FOZ DO IGUACU LTDA.


                                        By:  ______________________________
                                              Name:
                                              Title:

                                        By:  ______________________________
                                              Name:
                                              Title:

                                        THE CHASE MANHATTAN BANK



                                        By:  ______________________________
                                              Name:
                                              Title:


                                        CHASE TRUST BANK



                                        By:  ______________________________
                                              Name:
                                              Title:

STATE OF NEW YORK       )
                        :  ss.
COUNTY OF NEW YORK      )


            On this ____ day of November, 1996, before me, a notary public within and for said county, personally appeared _____________________, to me personally known who being duly sworn, did say that he was the___________________________ of The Chase Manhattan Bank, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.



                 ..............................................
[NOTARIAL SEAL]

STATE OF NEW YORK       )
                        :  ss.
COUNTY OF NEW YORK      )


            On this ____ day of November, 1996, before me, a notary public within and for said county, personally appeared _____________________, to me personally known who being duly sworn, did say that he is the attorney-in-fact of Chase Trust Bank, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.



                 ..............................................
[NOTARIAL SEAL]

                                                                     EXHIBIT A



                      [FORM OF FACE OF INITIAL SECURITY]

                          [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        [Restricted Securities Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND

THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QIB" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH CASE, ONLY IF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No. [___]                                   Principal Amount $[______________]


                                                      CUSIP NO.

                         12-5/8% Senior Note due 2004


            Tevecap S.A., a sociedad anonima organized under the laws of the Federative Republic of Brazil promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars on November 26, 2004 or such other amount as is shown on the Register on such date in respect of the Notes.

            Interest Payment Dates:  May 26 and November 26.

            Record Dates:  May 1 and November 1.

            Additional provisions of this Security are set forth on the other side of this Security.


Dated:  November 26, 1996                 TEVECAP S.A.


                                    By ______________________________________
                                       Name:
                                       Title:


                                    By ______________________________________
                                       Name:
                                       Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE CHASE MANHATTAN BANK

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by_____________________________
  Authorized Signatory

                  [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                         12-5/8% Senior Note due 2004


1.    Interest

            Tevecap S.A., a sociedad anonima organized under the laws of the Federative Republic of Brazil (such entity and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above.

            The Company will pay interest semiannually on May 26 and November 26 of each year, commencing on May 26, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from November 26, 1996. The Company shall pay interest on overdue principal or premium, if any, at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.    Method of Payment

            By at least 10:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. Any such interest not punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on a regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by the Depositary or any such clearing agency or exchange, all as more fully provided in such Indenture. In addition, the Company (i) will pay to the Holder of this Security such Additional Amounts as may become payable under
Section 4.15 of the Indenture and (ii) may be obligated to pay liquidated damages pursuant to certain provisions of the Registration Rights Agreement.

3.    Paying Agent and Registrar

            Initially, The Chase Manhattan Bank, a New York corporation ("Trustee"), will act as Paying Agent and Security Registrar. Initially, Chase Trust Bank will act as Principal Paying Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company may act as Paying Agent, Security Registrar or co-registrar.

4.    Indenture

            The Company issued the Securities under an Indenture dated as of November 26, 1996 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured senior obligations of the Company limited to $250.0 million aggregate principal amount (subject to Section
2.6 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Subsidiaries, the issuance or sale of Capital Stock of Subsidiaries, the business activities and investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed such obligations on a senior basis pursuant to the terms of the Indenture.


5.    Optional Redemption

            At any time or from time to time prior to November 26, 2000, the Company may redeem in the aggregate up to $75.0 million principal amount of the Securities with the proceeds of one or more (i) Significant Equity Offerings or
(ii) sales of the Company's Capital Stock to a Strategic Investor, at a redemption price (expressed as a percentage of principal amount) of 112.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to such redemption, at least $175.0 million principal amount of the Securities remain outstanding.


6.    Tax Redemption

            The Securities may be redeemed at the option of the Company, in whole but not in part, at any time prior to maturity if (A) there is any change in or amendment to the Treaty to Avoid Double Taxation entered into between Brazil and Japan, approved by Legislative Decree No. 43 dated November 23, 1967, and enacted in Brazil by Decree No. 61,899 dated December 14, 1967, as amended by Decree No. 81,194 dated January 9, 1978, which has the effect of increasing the rate of tax applicable under such treaty to a rate exceeding 15.0% of interest payable; or (B) as the result of any change in or amendment to the laws, regulations or rulings of Brazil or Japan or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings (including the holding of a court of competent jurisdiction), the Company or any Subsidiary Guarantor has or will become obligated to pay Additional Amounts (excluding interest and penalties) in excess of the Additional Amounts that the Company or any Subsidiary Guarantor would be obligated to pay if Taxes (excluding interest and penalties) were imposed with respect to such payments of interest at a rate of 15.0% and such obligation cannot be avoided by the Company or the Subsidiary Guarantors, as the case may be, taking reasonable measures available to them, then the Company may, at its option, redeem or cause the redemption of the Securities, as a whole but not in part, upon not more than 60 nor less than 30 days' notice given in the manner set forth in Section 3.3 of the Indenture to the Holders (with copies to the Trustee and each Paying Agent) at 100% of their principal amount, together with accrued interest to (but excluding) the date fixed for redemption, plus any such Additional Amounts payable with respect to such principal amount and interest. Prior to the giving of notice of redemption of the Securities as described herein and as a condition to any such redemption, the Company will deliver to the Trustee an Officers' Certificate (together with a copy of a written Opinion of Counsel to the effect that the applicable rate has so increased, or the Company or any Subsidiary Guarantor has or will become so obligated to pay Additional Amounts as a result of such change or amendment), stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts relating thereto. No notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or any Subsidiary Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due and, at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.


7.    Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


8.    Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

9.    Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption and ending at the close of business on the day of such mailing.


10.   Persons Deemed Owners

            The registered holder of this Security may be treated as the owner of it for all purposes.


11.   Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.   Defeasance

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company for the benefit of the Securityholders, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.


14.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise;
(iii) failure by the Company or any Restricted Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after payment is due) of other indebtedness of the Company or its Restricted Subsidiaries if the amount accelerated (or so unpaid) exceeds $10.0 million or the US Dollar Equivalent; (v) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; (vi) the seizure, compulsory acquisition, expropriation or nationalization of material assets of the Company or its Subsidiaries; (vii) the failure of any Subsidiary Guarantee to be in full force or the denial or disaffirmation by any Subsidiary Guarantor of its obligation under the Indenture or Guarantee; and (viii) certain final, non-appealable judgments or decrees for the payment of money in excess of $10.0 million or the US Dollar Equivalent. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately (including all Additional Amounts thereon). Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing

Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.


15.   Trustee Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


16.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.   Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.


18.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.   CUSIP and CINS Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and/or CINS numbers to be printed on the Securities and has directed the Trustee to use such numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.   Governing Law

            This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.


21.   Additional Amounts

            The Company will pay to the Holders of Securities such Additional Amounts as may become payable under Section 4.15 of the Indenture.

22.   Conversion of Currency

            U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Subsidiary Guarantors under or in connection with the Securities, the Subsidiary Guarantees or the Indenture, including damages. The Company and each Subsidiary Guarantor have agreed that the provisions of Section 11.17 of the Indenture shall apply to conversion of currency in the case of the Securities, the Subsidiary Guarantees and the Indenture. Among other things, Section 11.17 specifies that if there is a change in the rate of exchange prevailing between the Business Day before the day on which a judgment is given or an order or enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Subsidiary Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due. In the event that on any payment date in respect of the Securities or any guarantee, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company and each Subsidiary Guarantor agrees to pay all amounts payable under the Securities and the Subsidiary Guarantees in the currency of the Securities by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Securities, for the purchase of the currency of such Securities. All costs and taxes payable in connection with the procedures referred to in this paragraph shall be borne by the Company and the Subsidiary Guarantors.

23.   Agent for Service; Submission to Jurisdiction; Waiver of Immunities

            The Company and each Subsidiary Guarantor have appointed CT Corporation System, currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, this Security, the Indenture or any Subsidiary Guarantee (other than an insolvency, liquidation or bankruptcy proceeding or any other proceeding in the nature of an in rem or quasi in rem proceeding), that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) and have agreed that there shall, at all time, be at least one agent for service of process for the Company and the Subsidiary Guarantors appointed and acting in accordance with the provisions of Section 11.16 of the Indenture relating to agent for service of process. To the extent that the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Subsidiary Guarantor have irrevocably waived such immunity in respect of its obligations under the Indenture, this Security and the Subsidiary Guarantee, to the extent permitted by law.

                        The Company will furnish to any Securityholder upon
            written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type.

            Requests may be made to:  Tevecap S.A.

            Attention of Chief Financial Officer

               [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

      For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not merely as a surety, to the Holder of this Security, the cash payments in United States dollars of principal, premium, if any, and interest on this Security (and including Additional Amounts payable thereon) in the amounts and at the times when due, together with interest on the overdue principal, premium, if any, and interest, if any, on this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and conditions of this Security and the Indenture, including Article X of the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of November 26, 1996, among the Company, the Subsidiary Guarantors, The Chase Manhattan Bank, as Trustee, and Chase Trust Bank, as Principal Paying Agent, as amended or supplemented.

      The obligations of the undersigned to the Holders of Securities and to the Trustee are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

      IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this endorsement to be duly executed.

November 26, 1996


                        TVA SISTEMA DE TELEVISAO S.A.


                        By:   ____________________________
                              Name:
                              Title:

                        By:   ____________________________
                              Name:
                              Title:

                        TVA COMMUNICATIONS LTD.


                        By:  ______________________________
                              Name:

                              Title:

                        By:  ______________________________
                              Name:
                              Title:


                        GALAXY BRASIL S.A.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TVA SUL PARTICIPACOES S.A.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        COMERCIAL CABO TV SAO PAULO LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TVA PARANA LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TVA ALPHA CABO LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        CCS CAMBORIU CABLE SYSTEM DE
                        TELECOMUNICACOES LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TCC TV A CABO LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TVA SUL FOZ DO IGUACU LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                                ASSIGNMENT FORM

            To assign this Security, fill in the form below:

            I or we assign and transfer this Security to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint           agent to transfer this Security on the
      books of the Company.  The agent may substitute another to act for him.



Date:  ____________________   Your Signature: ___________________

Signature Guarantee:  ______________________________________
                          (Signature must be guaranteed)


Sign exactly as your name appears on the other side of this Security.

            In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the later of November 26, 1999, or the date three years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the date of issuance appearing on the face of this Security and the last date on which the Company or an affiliate of the Company was the owner of this Security (or any Predecessor Security), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]

[ ]  (a)    this Security is being transferred in compliance with the
            exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                      or

[ ]  (b)    this Security is being transferred other than in accordance with (a) above and documents, including a transferee certificate substantially in the form attached hereto, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in
Section 2.14 of the Indenture shall have been satisfied.

______________________________________________________________________________


Date:____________       Your signature: ______________________________________
                                       (Sign exactly as your name appears on the other side of this Security)


                                        By:___________________________________
                                              NOTICE:  To be executed by an
                                              executive officer


Signature Guarantee:________________________

                TO BE COMPLETED BY PURCHASER IF (a) IS CHECKED

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________________         _________________________________________
                                          NOTICE:     To be executed by an
                                                      executive officer

            [The Transferee Certificates (Exhibits C and D to the Indenture) will be attached to the Initial Security]

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                      |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: __________ Your Signature ____________________________
                  (Sign exactly as your name appears on the
                   other side of the Security)


Signature Guarantee: _______________________________________
                  (Signature must be guaranteed)

                                                                     EXHIBIT B


                      [FORM OF FACE OF EXCHANGE SECURITY]

                          [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [___]                                   Principal Amount $[______________]


                                                      CUSIP NO.

                         12-5/8% Senior Note due 2004


            Tevecap S.A., a sociedad anonima organized under the laws of the Federative Republic of Brazil promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars on November 26, 2004 or such other amount as is shown on the Register on such date in respect of this Note.

            Interest Payment Dates:  May 26 and November 26.

            Record Dates:  May 1 and November 1.

            Additional provisions of this Security are set forth on the other side of this Security.


Dated:  November 26, 1996                 TEVECAP S.A.


                                    By ___________________________________
                                       Name:
                                       Title:

                                    By ___________________________________
                                       Name:
                                       Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE CHASE MANHATTAN BANK

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


by_________________________
  Authorized Signatory

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                            12-5/8% Senior Note due 2004


1.    Interest

            Tevecap S.A., a sociedad anonima organized under the laws of the Federative Republic of Brazil (such entity and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above.

            The Company will pay interest semiannually on May 26 and November 26 of each year, commencing on May 26, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from November 26, 1996. The Company shall pay interest on overdue principal or premium, if any, at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.    Method of Payment

            By at least 10:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. Any such interest not punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on a regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by the Depositary or any such clearing agency or exchange, all as more fully provided in such Indenture. In addition, the Company will pay to the Holder of this Security such Additional Amounts as may become payable under
Section 4.15 of the Indenture.


3.    Paying Agent and Registrar

            Initially, The Chase Manhattan Bank, a New York corporation ("Trustee"), will act as Paying Agent and Security Registrar. Initially, Chase Trust Bank will act as Principal Paying Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company may act as Paying Agent, Security Registrar or co-registrar.


4.    Indenture

            The Company issued the Securities under an Indenture dated as of November 26, 1996 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured senior obligations of the Company limited to $250.0 million aggregate principal amount (subject to Section
2.6 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Subsidiaries, the issuance or sale of Capital Stock of Subsidiaries, the business activities and investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed such obligations on a senior basis pursuant to the terms of the Indenture.


5.    Optional Redemption

            At any time or from time to time prior to November 26, 2000, the Company may redeem in the aggregate up to $75.0 million principal amount of the Securities with the proceeds of one or more (i) Significant Equity Offerings or
(ii) sales of the Company's Capital Stock to a Strategic Investor, at a redemption price (expressed as a percentage of principal amount) of 112.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to such redemption, at least $175.0 million principal amount of the Securities remain outstanding.


6.    Tax Redemption

            The Securities may be redeemed at the option of the Company, in whole but not in part, at any time prior to maturity if (A) there is any change in or amendment to the Treaty to Avoid Double Taxation entered into between Brazil and Japan, approved by Legislative Decree No. 43 dated November 23, 1967, and enacted in Brazil by Decree No. 61,899 dated December 14, 1967, as amended by Decree No. 81,194 dated January 9, 1978, which has the effect of increasing the rate of tax applicable under such treaty to a rate exceeding 15.0% of interest payable; or (B) as the result of any change in or amendment to the laws, regulations or rulings of Brazil or Japan or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings (including the holding of a court of competent jurisdiction), the Company or any Subsidiary Guarantor has or will become obligated to pay Additional Amounts (excluding interest and penalties) in excess of the Additional Amounts that the Company or any Subsidiary Guarantor would be obligated to pay if Taxes (excluding interest and penalties) were imposed with respect to such payments of interest at a rate of 15.0% and such obligation cannot be avoided by the Company or the Subsidiary Guarantors, as the case may be, taking reasonable measures available to them, then the Company may, at its option, redeem or cause the redemption of the Securities, as a whole but not in part, upon not more than 60 nor less than 30 days' notice given in the manner set forth in Section 3.3 of the Indenture to the Holders (with copies to the Trustee and each Paying Agent) at 100% of their principal amount, together with accrued interest to (but excluding) the date fixed for redemption, plus any such Additional Amounts payable with respect to such principal amount and interest. Prior to the giving of notice of redemption of the Securities as described herein and as a condition to any such redemption, the Company will deliver to the Trustee an Officers' Certificate (together with a copy of a written Opinion of Counsel to the effect that the applicable rate has so increased, or the Company or any Subsidiary Guarantor has or will become so obligated to pay Additional Amounts as a result of such change or amendment, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts relating thereto. No notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or any Subsidiary Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due and, at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.


7.    Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


8.    Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.


9.          Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a

Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption and ending at the close of business on the day of such mailing.


10.   Persons Deemed Owners

            The registered holder of this Security may be treated as the owner of it for all purposes.


11.   Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.   Defeasance

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article 5 of the Indenture, or to provide for uncertificated

Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company for the benefit of the Securityholders, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.


14.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise;
(iii) failure by the Company or any Restricted Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after payment is due) of other indebtedness of the Company or its Restricted Subsidiaries if the amount accelerated (or so unpaid) exceeds $10.0 million or the US Dollar Equivalent; (v) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; (vi) the seizure, compulsory acquisition, expropriation or nationalization of material assets of the Company or its Subsidiaries; (vii) the failure of any Subsidiary Guarantee to be in full force or the denial or disaffirmation by any Subsidiary Guarantor of its obligation under the Indenture or Guarantee; and (viii) certain final, non-appealable judgments or decrees for the payment of money in excess of $10.0 million or the US Dollar Equivalent. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately (including all Additional Amounts thereon). Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.


15.   Trustee Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


16.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.   Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.


18.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).


19.         CUSIP and CINS Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and/or CINS numbers to be printed on the Securities and has directed the Trustee to use such numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.   Governing Law

            This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.


21.   Additional Amounts

            The Company will pay to the Holders of Securities such Additional Amounts as may become payable under Section 4.15 of the Indenture.

22.   Conversion of Currency

            U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Subsidiary Guarantors under or in connection with the Securities, the Subsidiary Guarantees or the Indenture, including damages. The Company and each Subsidiary Guarantor have agreed that the provisions of Section 11.17 of the Indenture shall apply to conversion of currency in the case of the Securities, the Subsidiary Guarantees and the Indenture. Among other things, Section 11.17 specifies that if there is a change in the rate of exchange prevailing between the Business Day before the day on which a judgment is given or an order or enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Subsidiary Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due. In the event that on any payment date in respect of the Securities or any guarantee, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company and each Subsidiary Guarantor agrees to pay all amounts payable under the Securities and the Subsidiary Guarantees in the currency of the Securities by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Securities, for the purchase of the currency of such Securities. All costs and taxes payable in connection with the procedures referred to in this paragraph shall be borne by the Company and the Subsidiary Guarantors.



23.   Agent for Service; Submission to Jurisdiction; Waiver of Immunities

            The Company and each Subsidiary Guarantor have appointed CT Corporation System, currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, this Security, the Indenture or any Subsidiary Guarantee (other than an insolvency, liquidation or bankruptcy proceeding or any other proceeding in the nature of an in rem or quasi in rem proceeding), that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) and have agreed that there shall, at all time, be at least one agent for service of process for the Company and the Subsidiary Guarantors appointed and acting in accordance with the provisions of Section 11.16 of the Indenture relating to agent for service of process. To the extent that the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Subsidiary Guarantor have irrevocably waived such immunity in respect of its obligations under the Indenture, this Security and the Guarantee, to the extent permitted by law.

                        The Company will furnish to any Securityholder upon
            written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type.

            Requests may be made to:  Tevecap S.A.

            Attention of Chief Financial Officer

               [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

      For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not merely as a surety, to the Holder of this Security, the cash payments in United States dollars of principal, premium, if any, and interest on this Security (and including Additional Amounts payable thereon) in the amounts and at the times when due, together with interest on the overdue principal, premium, if any, and interest, if any, on this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and conditions of this Security and the Indenture, including Article X of the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of November 26, 1996, among the Company, the Subsidiary Guarantors, The Chase Manhattan Bank, as Trustee, and Chase Trust Bank, as Principal Paying Agent, as amended or supplemented.

      The obligations of the undersigned to the Holders of Securities and to the Trustee are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

      IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this endorsement to be duly executed.

November 26, 1996


                        TVA SISTEMA DE TELEVISAO S.A.


                        By:   ____________________________
                              Name:
                              Title:

                        By:   ____________________________
                              Name:
                              Title:

                        TVA COMMUNICATIONS LTD.


                        By:  ______________________________
                              Name:

                              Title:

                        By:  ______________________________
                              Name:
                              Title:


                        GALAXY BRASIL S.A.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TVA SUL PARTICIPACOES S.A.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        COMERCIAL CABO TV SAO PAULO LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TVA PARANA LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TVA ALPHA CABO LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        CCS CAMBORIU CABLE SYSTEM DE
                        TELECOMUNICACOES LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TCC TV A CABO LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:

                        TVA SUL FOZ DO IGUACU LTDA.


                        By:  ______________________________
                              Name:
                              Title:

                        By:  ______________________________
                              Name:
                              Title:




________________________________________________________________________________

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.



________________________________________________________________________________

Date: _______________  Your Signature ____________________

Signature Guarantee:  ____________________________________
                          (Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                      OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                      |_|


            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: _______________ Your
Signature: _________________________
           (Sign exactly as your name appears on the other side of the Security)



Signature
Guarantee: _______________________________________
           (Signature must be guaranteed)

                                                                     EXHIBIT C



                     FORM OF CERTIFICATE TO BE DELIVERED
                       IN CONNECTION WITH TRANSFERS TO
                  NON-QIB INSTITUTIONAL ACCREDITED INVESTORS


TEVECAP S.A.

THE CHASE MANHATTAN BANK

c/o   The Chase Manhattan Bank
      450 West 33rd Street, 15th Floor
      New York, NY  10001-2697

Attention:  Global Trust Services --
              International Service Delivery

            Re:   Tevecap S.A. (the "Company")
                  125/8% Senior Notes
                  due 2004 (the "Securities")

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $ principal amount of the 12-5/8% Senior Notes due 2004 (the "Notes") of Tevecap, S.A. (the "Company").

            Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

            Name: ___________________________________

            Address: ________________________________

            Taxpayer ID Number: _____________________

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," at least

$250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                        TRANSFEREE:_____________________

                        BY______________________________

                                                                     EXHIBIT D


                     FORM OF CERTIFICATE TO BE DELIVERED
                              IN CONNECTION WITH
                      TRANSFERS PURSUANT TO REGULATION S



TEVECAP S.A.

THE CHASE MANHATTAN BANK N.A.

c/o   The Chase Manhattan Bank
      450 West 33rd Street, 15th floor
      New York, NY  10001-2692

Attention:  Corporate Trust Administration

            Re:   Tevecap S.A. (the "Company") 125/8%
                  Senior Notes due 2004 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of US$__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a U.S. Person;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside in the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.



                                        ________________________________________
                                        [Name of Transferor]


                                        By:_____________________________________
                                           Name:
                                           Title:
                                           Address:

                                        Date:___________________________________

Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:

Name:___________________________________________________________________________

Address_________________________________________________________________________

Taxpayer ID Number:_____________________________________________________________

                                                                     EXHIBIT E


                       FORM OF TRANSFER CERTIFICATE FOR
                        TRANSFER FROM OFFSHORE GLOBAL
                      SECURITY NOT BEARING A SECURITIES
                     ACT LEGEND TO U.S. GLOBAL BEARING A
                       SECURITIES ACT LEGEND (PRIOR TO
                     40TH DAY AFTER LATER OF COMMENCEMENT
                OF OFFERING OF THE NOTES AND THE CLOSING DATE)

Tevecap S.A.
The Chase Manhattan Bank
c/o The Chase Manhattan Bank
450 West 33rd Street, 16th Floor
New York, New York  10001
Attention:  Global Trust Services-
              International Service Delivery

                  Re:  Tevecap S.A. 125/8 Senior
                        Notes Due 2004 (the "Senior Notes")


Ladies & Gentlemen:

            Reference is hereby made to the Indenture, dated November 26, 1996 (the "Indenture") among Tevecap S.A. (the "Company"), The Chase Manhattan Bank, as Trustee and Chase Trust Bank, as Principal Paying Agent. Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

            This letter relates to US$______ principal amount of Notes which are held in the form of a beneficial interest in the Offshore Global Security (CINS No. _______________) with the Depositary in the name of the undersigned.

            The undersigned has requested transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of a beneficial interest in the U.S. Global Security (Cusip No. _________________________). In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

            1. the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and


            2. the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                                    [NAME OF UNDERSIGNED]



                                    By:
                                       Name:
                                       Title:


Dated:  ______________________